                                                                    Exhibit 10.7

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                      SERIES A STOCK PURCHASE AGREEMENT BETWEEN

                                NEON SYSTEMS, INC.,

                               JMI EQUITY FUND, L.P.

                                        AND

                                  PETER SCHAEFFER

                              DATED AS OF MAY 19, 1993




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

                                  TABLE OF CONTENTS


                                                                                 PAGE
ARTICLE I    THE PREFERRED SHARES. . . . . . . . . . . . . . . . . . . . . . . . . .1
             Section 1.01   Issuance, Sale and Delivery of the Preferred
                            Shares . . . . . . . . . . . . . . . . . . . . . . . . .1
             Section 1.02   Closing. . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . .1
             Section 2.01   Organization, Qualifications and Corporate
                            Power. . . . . . . . . . . . . . . . . . . . . . . . . .2
             Section 2.02   Authorization of Agreements, Etc . . . . . . . . . . . .2
             Section 2.03   Validity . . . . . . . . . . . . . . . . . . . . . . . .3
             Section 2.04   Authorized Capital Stock . . . . . . . . . . . . . . . .3
             Section 2.05   Financial Statements . . . . . . . . . . . . . . . . . .3
             Section 2.06   Events Subsequent to the Date of the Balance
                            Sheet. . . . . . . . . . . . . . . . . . . . . . . . . .4
             Section 2.07   Litigation; Compliance with Law. . . . . . . . . . . . .4
             Section 2.08   Proprietary Information of Third Parties . . . . . . . .5
             Section 2.09   Patents, Trademarks, Etc . . . . . . . . . . . . . . . .5
             Section 2.10   Title to Properties. . . . . . . . . . . . . . . . . . .6
             Section 2.11   Leasehold Interests. . . . . . . . . . . . . . . . . . .6
             Section 2.12   Insurance. . . . . . . . . . . . . . . . . . . . . . . .6
             Section 2.13   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .6
             Section 2.14   Other Agreements . . . . . . . . . . . . . . . . . . . .8
             Section 2.15   Loans and Advances . . . . . . . . . . . . . . . . . . 10
             Section 2.16   Assumptions, Guaranties, Etc. of Indebtedness of
                            Other Persons. . . . . . . . . . . . . . . . . . . . . 10
             Section 2.17   Significant Customers and Suppliers. . . . . . . . . . 10
             Section 2.18   Governmental Approvals . . . . . . . . . . . . . . . . 10
             Section 2.19   Disclosure . . . . . . . . . . . . . . . . . . . . . . 10
             Section 2.20   Offering of the Preferred Shares . . . . . . . . . . . 11
             Section 2.21   Brokers. . . . . . . . . . . . . . . . . . . . . . . . 11
             Section 2.22   Officers . . . . . . . . . . . . . . . . . . . . . . . 11
             Section 2.23   Transactions With Affiliates . . . . . . . . . . . . . 11
             Section 2.24   Employees. . . . . . . . . . . . . . . . . . . . . . . 11
             Section 2.25   Environmental Protection . . . . . . . . . . . . . . . 11
             Section 2.26   Employee Benefit Plans . . . . . . . . . . . . . . . . 12
             Section 2.27   Foreign Corrupt Practices Act. . . . . . . . . . . . . 13
             Section 2.28   Federal Reserve Regulations. . . . . . . . . . . . . . 13

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER . . . . . . . . . . . 13

ARTICLE IV   CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. . . . . . . . . . . . 14
             Section 4.01   Opinion of Company's Counsel . . . . . . . . . . . . . 14
             Section 4.02   Representations and Warranties to be True and
                            Correct. . . . . . . . . . . . . . . . . . . . . . . . 17
             Section 4.03   Performance. . . . . . . . . . . . . . . . . . . . . . 17
             Section 4.04   All Proceedings to be Satisfactory . . . . . . . . . . 17
             Section 4.05   Supporting Documents . . . . . . . . . . . . . . . . . 17


                                          i
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                                  TABLE OF CONTENTS
                                     (CONTINUED)


                                                                                 PAGE
             Section 4.06   Merger . . . . . . . . . . . . . . . . . . . . . . . . 18
             Section 4.07   Registration Rights Agreement. . . . . . . . . . . . . 18
             Section 4.08   Stock Restriction Agreement. . . . . . . . . . . . . . 18
             Section 4.09   Stockholders Agreement . . . . . . . . . . . . . . . . 18
             Section 4.10   Charter. . . . . . . . . . . . . . . . . . . . . . . . 18
             Section 4.11   Employee and Consultant Agreements . . . . . . . . . . 18
             Section 4.12   Agreement with the Founder . . . . . . . . . . . . . . 19
             Section 4.13   Election of Directors. . . . . . . . . . . . . . . . . 19
             Section 4.14   Preemptive Rights. . . . . . . . . . . . . . . . . . . 19
             Section 4.15   Fees of Purchasers' Counsel. . . . . . . . . . . . . . 19

ARTICLE V    COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . 19
             Section 5.01   Reporting Requirements . . . . . . . . . . . . . . . . 19
             Section 5.02   Reserve for Conversion Shares. . . . . . . . . . . . . 21
             Section 5.03   Corporate Existence and Business . . . . . . . . . . . 21
             Section 5.04   Properties, Business and Insurance . . . . . . . . . . 21
             Section 5.05   Inspection, Consultation and Advice. . . . . . . . . . 22
             Section 5.06   Expenses of Directors. . . . . . . . . . . . . . . . . 22
             Section 5.07   Use of Proceeds. . . . . . . . . . . . . . . . . . . . 22
             Section 5.08   Board of Directors Meetings. . . . . . . . . . . . . . 22
             Section 5.09   By-laws. . . . . . . . . . . . . . . . . . . . . . . . 22
             Section 5.10   New Developments; Nondisclosure and Developments
                            Agreements; Non-Competition Agreements . . . . . . . . 22
             Section 5.11   Compliance with Laws . . . . . . . . . . . . . . . . . 23
             Section 5.12   Keeping of Records and Books of Account. . . . . . . . 23
             Section 5.13   Payment of Taxes and Trade Debt. . . . . . . . . . . . 23
             Section 5.14   U.S. Real Property Interest Statement. . . . . . . . . 23
             Section 5.15   Rule 144A Information. . . . . . . . . . . . . . . . . 23
             Section 5.16   Compensation Committee . . . . . . . . . . . . . . . . 24
             Section 5.17   Compliance with ERISA. . . . . . . . . . . . . . . . . 24
             Section 5.18   Annual Budget. . . . . . . . . . . . . . . . . . . . . 24
             Section 5.19   Negative Covenants of the Company. . . . . . . . . . . 25

ARTICLE VI   RIGHT OF FIRST REFUSAL. . . . . . . . . . . . . . . . . . . . . . . . 29
             Section 6.01   Right of First Refusal . . . . . . . . . . . . . . . . 29
             Section 6.02   Notice of Acceptance . . . . . . . . . . . . . . . . . 30
             Section 6.03   Exception. . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE VII  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
             Section 7.01   Expenses . . . . . . . . . . . . . . . . . . . . . . . 31
             Section 7.03   Brokerage. . . . . . . . . . . . . . . . . . . . . . . 31
             Section 7.04   Parties in Interest. . . . . . . . . . . . . . . . . . 31
             Section 7.06   Governing Law. . . . . . . . . . . . . . . . . . . . . 32

                                          ii
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                                  TABLE OF CONTENTS
                                     (CONTINUED)


                                                                                 PAGE
             Section 7.07   Entire Agreement . . . . . . . . . . . . . . . . . . . 32
             Section 7.08   Counterparts . . . . . . . . . . . . . . . . . . . . . 32
             Section 7.09   Amendments . . . . . . . . . . . . . . . . . . . . . . 32
             Section 7.10   Severability . . . . . . . . . . . . . . . . . . . . . 32
             Section 7.11   Titles and Subtitles . . . . . . . . . . . . . . . . . 32
             Section 7.12   Certain Defined Terms. . . . . . . . . . . . . . . . . 32


Schedule I     To Series A Stock Purchase Agreement (Disclosure Schedule)
Schedule II    Security Holders
Schedule III
(a) and (b)    To Series a Stock Purchase Agreement (Agreements)
Schedule IV    Financial Projections and Other Estimates

Exhibit A      Registration Rights Agreement
Exhibit B      Stock Restriction Agreement
Exhibit C      Stockholders Agreement
Exhibit D      Certificate of Incorporation of Neon Systems, Inc.
Exhibit E      Employee Nondisclosure and Developments Agreement
Exhibit F      Employee Nondisclosure Developments and Noncompetition Agreement

                         SERIES A STOCK PURCHASE AGREEMENT

     This SERIES A STOCK PURCHASE AGREEMENT, dated as of May 19, 1993 (the "Agreement"), by and between NEON Systems, Inc., a Delaware corporation (the "Company"), JMI Equity Fund, L.P., a Delaware limited partnership (the "Purchaser") and Peter Schaeffer (the "Founder"):

                                    WITNESSETH:

     WHEREAS, the Company wishes to issue and sell to the Purchaser an aggregate of 500,000 shares (the "Preferred Shares") of the authorized but unissued Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock"); and

     WHEREAS, the Purchaser wishes to purchase the Preferred Shares upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of these premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                     ARTICLE I

                                THE PREFERRED SHARES

     SECTION 1.01 ISSUANCE, SALE AND DELIVERY OF THE PREFERRED SHARES. The Company agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, 500,000 shares of the Company's Series A Convertible Preferred Stock for the aggregate purchase price of $1,000,000 or $2.00 per share.

     SECTION 1.02 CLOSING. The closing of the sale of the Preferred Shares (the Closing) shall take place at the offices of Testa, Hurwitz & Thibeault, Exchange Place, 53 State Street, Boston, Massachusetts 02109, at 10:00 a.m., Boston time, on May 19, 1993, or at such other location, date and time as may be agreed upon between the Purchaser and the Company (such date and time being called the "Closing Date"). At the Closing the Company shall issue and deliver to the Purchaser a stock certificate or certificates in definitive form, registered in the name of the Purchaser (or its nominee), representing the Preferred Shares being purchased by the Purchaser at the Closing against payment of the full purchase price therefor by check payable to the order of the Company, wire transfer to the account of the Company or any combination thereof.

                                   ARTICLE II


                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company and the Founder, jointly and severally, represent and warrant to the purchaser that, except as set forth in the Disclosure Schedule attached as SCHEDULE I:

     SECTION 2.01   ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER.

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is fully licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority (i) to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, (ii) to execute, deliver and perform this Agreement, the Registration Rights Agreement with the Purchaser in the form attached as Exhibit A (the "Registration Rights Agreement"), the Stock Restriction Agreement with the Purchaser and the other parties thereto named in
Section 4.08, in the form attached as Exhibit B (the "Stock Restriction Agreement") and the Stockholders Agreement between the Company, the Purchaser and the other parties thereto named in Section 4.09, in the form attached as Exhibit C (the "Stockholders Agreement"), (iii) to issue, sell and deliver the Preferred Shares, and (iv) to issue and deliver the shares of Common Stock of the Company issuable upon conversion of the Preferred Shares (the "Conversion Shares").

          (b) The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     SECTION 2.02   AUTHORIZATION OF AGREEMENTS, ETC.

          (a) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Stockholders Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended (the "Charter"), or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its property or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the property or assets of the Company. To the Company's knowledge, no provision of the Stock Restriction Agreement violates, conflicts with, results in a breach of or constitutes (with due notice or lapse of time or both) a default by any other party under any other indenture, agreement or instrument.

          (b) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

     SECTION 2.03 VALIDITY. This Agreement has been duly executed and delivered By-the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Registration Rights Agreement, the Stock Restriction Agreement and the Stockholders Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

     SECTION 2.04 AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of (i) 500,000 shares of preferred stock, par value $.01 per share, of which 500,000 shares have been designated Series A Convertible Preferred Stock and (ii) 1,000,000 shares of Common Stock. Immediately prior to the Closing, 400,000 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and no shares of preferred stock will have been issued. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule II. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit D, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule II, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule II, the Company has no obligation (contigent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Stock Restriction Agreement and the Stockholders Agreement, to the Company's knowledge there are no voting trusts or agreements, stockholders, agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

     SECTION 2.05 FINANCIAL STATEMENTS. The Company has furnished to the Purchaser its unaudited balance sheet as of March 31, 1993 (the "Balance Sheet") and the related unaudited statements of income, stockholders, equity and cash flows of the Company for the three months ended March 31, 1993. All such financial statements fairly present the financial position of the Company as of March 31, 1993, and the results of its operations and cash flows for the three months ended March 31, 1993. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company have been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     SECTION 2.06 EVENTS SUBSEQUENT TO THE DATE OF THE BALANCE SHEET. Since the date of the Balance Sheet, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     SECTION 2.07 LITIGATION; COMPLIANCE WITH LAW. There is no (i) action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. The Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations. There is no existing law, rule, regulation or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether Federal, state, county or local, which would prohibit or restric the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

     SECTION 2.08 PROPRIETARY INFORMATION OF THIRD PARTIES. To the Company's Knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party or any other agreement or restrictive covenant relating to the right of any such person to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the ownership or use of intellectual property rights, trade secrets or proprietary information of others, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     SECTION 2.09 PATENTS, TRADEMARKS, ETC. Set forth in Schedule I is a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights and copyright registrations, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright registrations, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). All prior art known to the Company which may be or may have been pertinent to the examination of any United States patent or patent application listed in Schedule I has been cited to the United States Patent and Trademark office. To the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

     SECTION 2.10 TITLE TO PROPERTIES. The Company has good, clear and marketable title to the properties and assets reflected on the Balance Sheet or acquired by it since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

     SECTION 2.11 LEASEHOLD INTERESTS. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any default of the Company thereunder and, to the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the Company's knowledge, by any other party thereto.

     SECTION 2.12 INSURANCE. The Company holds valid policies covering all of the insurance required to be maintained by it under Section 5.04.

     SECTION 2.13 TAXES. The term "taxes" as used herein means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, or other taxes, fees, assessments or other governmental charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "tax" means any one of the foregoing taxes. The term "returns" as used herein, means all returns, declarations, reports, statements and other documents required to be filed in respect of taxes, and "return" means any one of the foregoing returns. The term "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code, or to the Treasury regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.

     The Company has filed all returns required to be filed by it and has paid all taxes shown to be due on such returns, as well as all other taxes which have become due or payable, including without limitation, all taxes which it is obligated to withhold for amounts owing to employees, creditors and third parties. All taxes with respect to which the Company has become obligated pursuant to elections made by it in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns. No waivers of statutes of limitation with respect to any of the returns have been given by or requested from the Company. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of the Company, or are being contested and an adequate reserve therefor has been established and is fully reflected in the financial statements of the Company. There are no liens for taxes (other than for current taxes not yet due and payable) upon the assets of the Company. All material elections with respect to taxes affecting the Company, as of the date hereof, are set forth in the financial statements of the Company, or are set forth in Schedule I. After the date hereof, no election with respect to taxes will be made without the written consent of the Purchaser. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code. The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country.


The Company and the shareholders have made a valid election for the Company to be treated as an I'S corporation," as that term is defined in Section 1361(a) of the Code, and at all times after such election the Company has qualified as an S corporation. To the Company's knowledge, each of the shareholders has timely filed all federal tax returns with respect to S corporation taxes required to be filed through the date hereof, and paid all S corporation taxes required to be paid with respect to such filed tax returns. There has not been any audit of any tax return filed by the Company or, to the Company's knowledge, by any shareholder with respect to, or which may relate to, such S corporation tax liabilities; no such audit of the Company or, to the Company's knowledge, any shareholder is in progress and neither the Company nor, to the Company's knowledge, any shareholder has been notified by any tax authority that any such audit is contemplated or pending. The Company shall prepare and timely file, in a manner consistent with prior years, all returns required to be filed on or before the Closing Date, and the Company shall timely pay any taxes and estimated taxes required to be paid by the Company (including without limitation pursuant to Section 6655 of the Code) after the date hereof. All transfer, excise or other taxes payable to any jurisdiction (in the United States and outside the United States) by reason of the sale and transfer of the Preferred Shares pursuant to this Agreement shall be paid or provided for by the Company. The Company shall not take any action that would make, or would result in, the S corporation election of the Company becoming ineffective, except for the transfer of the Preferred Shares at the Closing. All returns of the Company for any period ending on or before the Closing Date shall be agreed upon prior to filing by the Purchaser and the Company. Any amounts distributed to each shareholder to pay the Short Tax Year Liability are not part of the purchase price for the Preferred Shares or part of any amounts received pursuant to any employment agreements or noncompetition agreements entere into in connection with the acquisition of the Preferred Shares. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 2.13 shall survive until the applicable statutes of limitations with respect to any taxes contemplated hereby shall have expired.

     SECTION 2.14   OTHER AGREEMENTS.  Except as set forth in the attached
Schedule III(A), the Company is not a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. Except as set forth in the attached Schedule III(B), the Company is not a party to or otherwise bound by any written or oral:

          (a) distributor, dealer, manufacturer's representative or sales agency contract or agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for contracts which, in the aggregate, are not material to the business of the Company);

          (b) sales contract which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form contracts;

          (c) contract with any labor union (and, to the Company's knowledge, no organizational effort is being made with respect to any of its employees);

          (d) contract or other commitment with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the contract when due or the occurrence of any other event;

          (e) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

          (f) contract for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

          (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);

          (h) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

          (i)  guaranty of any obligation for borrowed money or otherwise;

          (j) voting trust or agreement, stockholders, agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company, other than the Stockholders Agreement;

          (k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

          (l) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

          (m) assignment, license or other agreement with respect to any form of intangible property;

          (n) agreement under which it has granted any person any registration rights, other than the Registration Rights Agreement;

          (o) agreement under which it has limited or restricted its right to compete with any person in any respect;

          (p) other contract or group of related contracts with the same party involving more than $10,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any contract or group of contracts with a customer of the Company for the sale, lease or rental of the Company's products or services if such contract or group of contracts was entered into by the Company in the ordinary course of business; or

          (q) other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act of 1933, as amended (the "Securities Act").

The Company and, to the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and the Company has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Charter and By-laws, as amended.

     SECTION 2.15 LOANS AND ADVANCES. The Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

     SECTION 2.16 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     SECTION 2.17 SIGNIFICANT CUSTOMERS AND SUPPLIERS. No customer or supplier which was significant to the Company during the period covered by the financial statements referred to in Section 2.04 or which has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

     SECTION 2.18 GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement or the Stockholders Agreement, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Preferred Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

     SECTION 2.19 DISCLOSURE. Neither this Agreement nor any Schedule or Exhibit to this Agreement contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchaser in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company.

     SECTION 2.20 OFFERING OF THE PREFERRED SHARES. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares or any security of the Company similar to the Preferred Shares has offered the Preferred Shares or any such similar security for sale to, or solicited any offer to buy the Preferred Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Preferred Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares to the registration provisions of the Securities Act.

     SECTION 2.21 BROKERS. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     SECTION 2.22 OFFICERS. Set forth in Schedule I is a list of the names of the officers of the Company, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company in 1992. None of such. persons has an employment agreement or understanding, whether oral or written, with the Company, which is not terminable on notice by the Company without cost or other liability to the Company.

     SECTION 2.23 TRANSACTIONS WITH AFFILIATES. No director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

     SECTION 2.24 EMPLOYEES. Each of the officers of the Company, each key employee and each other employee now employed by the Company who has access to confidential information of the Company has executed an Employee Nondisclosure and Developments Agreement substantially in the form of Exhibit E (collectively, the "Employee Nondisclosure and Developments Agreements"), and such agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     SECTION 2.25 ENVIRONMENTAL PROTECTION. The Company has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. The Company, the operation of its business, and any real property that the Company owns, leases or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals. The Company has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the Company's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et. seq. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

     SECTION 2.26 EMPLOYEE BENEFIT PLANS. Except as listed in Schedule I, neither the Company nor any entity required to be aggregated with the Company under Sections 414(b), (c), (m) or (n) of the Code sponsors, maintains, has any obligation to contribute to, has any liability under, or is otherwise a party to, any plan, fund, program, policy, arrangement or contract, whether formal or informal, which is in the nature of (i) an employee pension benefit plan (as defined in Section 3(2) of ERISA) or (ii) an employee welfare benefit plan (as defined in Section 3(l) of ERISA) (collectively, "Benefit Plans"). With respect to each Benefit Plan listed in Schedule I, to the extent applicable:

          (a) Each such Benefit Plan has been maintained and operated in all material respects in compliance with its terms and with all applicable provisions of ERISA, the Code and all regulations, rulings and other authority issued thereunder;

          (b) All contributions required by law to have been made under each such Benefit Plan (without regard to any waivers granted under Section 412 of the Code) to any fund or trust established thereunder or in connection therewith have been made by the due date thereof;

          (c) Each such Benefit Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue

Service as to its qualified status under the Code, which determination letter may still be relied upon as to such tax qualified status, and no circumstances have occurred that would adversely affect the tax qualified status of any such Benefit Plan;

          (d) The actuarial present value of all accrued benefits under each such Benefit Plan subject to Title IV of ERISA did not, as of the latest valuation date of such Benefit Plan, exceed the then current value of the assets of such Benefit Plan allocable to such accrued benefits, all as based upon the actuarial assumptions and methods currently used for such Benefit Plan;

          (e) None of such Benefit Plans that are "employee welfare benefit plans" as defined in Section 3(l) of ERISA provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment; and

          (f) Neither the Company nor any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 4001 of ERISA has, or at any time has had, any obligation to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA.

     SECTION 2.27 FOREIGN CORRUPT PRACTICES ACT. The Company has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the Company's knowledge after due inquiry, there is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

     SECTION 2.28 FEDERAL RESERVE REGULATIONS. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the sale of the Preferred Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

                                    ARTICLE III


                  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Company that:

          (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares;

          (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

          (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and to obtain any additional information necessary to verify the accuracy of the information furnished to it concerning the business, management and financial affairs of the Company;

          (d) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

          (e) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and the Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

          (f) if it sells any Preferred Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps to perfect the exemption from registration provided thereby, including (i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

                                      ARTICLE IV


                   CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

     The obligations of the Purchaser to purchase and pay for the Preferred Shares being purchased by it at the Closing are, at its option, subject to the satisfaction, on or before the Closing, of the following conditions. All documents referred to in this Article IV shall be satisfactory in form and substance to the Purchaser.

     SECTION 4.01 OPINION OF COMPANY'S COUNSEL. The Purchaser shall have received from Curtis E. Sahakian, counsel for the Company, an opinion dated the Closing Date, in form and substance satisfactory to the Purchaser, to the effect that:

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted and as proposed to be conducted. The Company has the corporate power and authority to execute, deliver and perform this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Stockholders Agreement, to issue, sell and deliver the Preferred Shares and, upon conversion thereof, to issue and deliver the Conversion Shares.

          (b) This Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Stockholders Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally), except that such counsel need not express any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

          (c) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Stockholders Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and, upon conversion thereof, the issuance and delivery of the Conversion Shares, will not violate any provision of law, the Charter or By-laws, as amended, of the Company, any order of any court or other agency of government or any indenture, agreement or other instrument known to such counsel to which the Company or any of its property or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the property or assets of the Company. In rendering the foregoing opinion, such counsel may assume full disclosure to the Purchaser of all material facts and, with respect to performance by the Company of its obligations under the Registration Rights Agreement, may assume compliance by the Company at such time with the registration requirements of the Securities Act and with applicable state securities laws and may disclaim any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

          (d) The authorized capital stock of the Company consists of (i) 500,000 shares of preferred stock, of which 500,000 shares have been designated Series A Convertible Preferred Stock, and (ii) 1,000,000 shares of Common Stock. Immediately prior to the Closing, 400,000 shares of Common Stock will be validly issued, and fully paid and nonassessable with no personal liability attaching to the ownership thereof and no shares of preferred stock will have been issued. Immediately prior to the Closing, the stockholders of record and holders of record of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, will be as set forth in Schedule II. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of authorized capital stock of the Company are as set forth in the Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws (subject, as to enforcement, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except as set forth in Schedule II, to the knowledge of such counsel, immediately prior to the Closing no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or acquire equity securities of the Company will be authorized or outstanding and there will be no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except asset forth in Schedule II or as provided for in the Charter, to the knowledge of such counsel the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

          (e) The Preferred Shares and the Conversion Shares have been duly authorized. The issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares upon conversion of the Preferred Shares have been duly authorized by all required corporate action; the Preferred Shares have been validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof and, to the knowledge of such counsel, are free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company; and the Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and, to the knowledge of such counsel, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company arising under law or the Charter or By-laws of the Company, each as amended, or, to the knowledge of such counsel, to any contractual right of first refusal or other right in favor of any person.

          (f) Except as described in Schedule I, to the knowledge of such counsel there is no (A) action, suit, claim, proceeding or investigation pending or threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (B) arbitration proceeding relating to the Company pending under collective bargaining agreements or (C) governmental inquiry pending or threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit). To the knowledge of such counsel, the Company is not in default with respect to any order, writ, injunction or decree known to such counsel of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

          (g) To the knowledge of such counsel, no third party has claimed that any person employed by or affiliated with the Company has violated or may be violating any of the terms or conditions of his employment, non-competition or nondisclosure agreement with such third party or any other agreement or restrictive covenant relating to the right of any such person to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the ownership or use of intellectual property rights, trade secrets or proprietary information of others, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

          (h) Assuming the accuracy of (a) the representations and warranties of the Purchaser set forth in Article III and (b) the representations and warranties of the Company set forth in Sections 2.20 and 2.21, no registration or filing with, and no consent or approval of, or other action by any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Stockholders Agreement, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than filings pursuant to state securities laws (all of which filings, other than those which are required to be made after the Closing, have been made by the Company). In rendering the foregoing opinion with respect to performance by the Company of its obligations under the Registration Rights Agreement, such counsel may assume compliance by the Company at such time with the registration requirements of the Securities Act and with applicable state securities laws and may disclaim any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

          (i) All of the outstanding shares of Common Stock have been issued in compliance with the registration requirements of the Securities Act and all applicable state securities laws.

     SECTION 4.02 REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Company contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Chief Financial Officer of the Company shall have certified to such effect to the Purchaser in writing.

     SECTION 4.03 PERFORMANCE. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Chief Financial Officer of the Company shall have certified to the Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this
Article IV have been satisfied.

     SECTION 4.04 ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     SECTION 4.05 SUPPORTING DOCUMENTS. The Purchaser and its counsel shall have received copies of the following documents:

          (a) (i) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware, and (ii) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all franchise taxes by the Company and listing all documents of the Company on file with said Secretary;

          (b) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (i) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Stockholders Agreement, the issuance, sale and delivery of the Preferred Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Stockholders Agreement; (iii) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (a)(ii) above; (iv) that attached thereto are true and accurate specimens of the certificates representing the Company's Preferred Shares and Common Stock; and (v) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement or the Stockholders Agreement, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (b); and

          (c) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchaser or its counsel reasonably may request.

     SECTION 4.06 MERGER. The merger of NEON Systems, Inc., an Illinois corporation, with and into the Company (the "Merger") shall have been consummated.

     SECTION 4.07 REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Registration Rights Agreement.

     SECTION 4.08 STOCK RESTRICTION AGREEMENT. The Stock Restriction Agreement shall have been executed and delivered by the Company and the Founder.

     SECTION 4.09 STOCKHOLDERS AGREEMENT. The Company and the Founder shall have executed and delivered the Stockholders Agreement to the Purchaser.

     SECTION 4.10 CHARTER. The Charter shall read in its entirety as set forth in EXHIBIT D.

     SECTION 4.11 EMPLOYEE AND CONSULTANT AGREEMENTS. Copies of the Employee and Consultant Nondisclosure and Developments Agreements in the form attached as Exhibit E shall have been signed by each of the Company's employees and consultants and delivered to counsel for the Purchaser.

     SECTION 4.12 AGREEMENT WITH THE FOUNDER. The Founder shall have entered into the Nondisclosure, Developments and Noncompetition Agreement in the form attached as EXHIBIT F with the Company, and a copy thereof shall have been delivered to counsel for the Purchaser.

     SECTION 4.13 ELECTION OF DIRECTORS. The number of directors constituting the entire Board of Directors shall have been fixed at five (5) and the following persons shall have been elected as the directors and shall each hold such position as of the Closing Date: John J. Moores as a director elected solely by the holders of the Preferred Stock, voting as a class, and Peter Schaeffer as a director elected by the holders of the Common Stock. The Board of Directors shall have created a Compensation Committee, which shall include at least one director elected solely by the holders of the Preferred Stock (a "JMI Director") and one director elected solely by the holders of the Common Stock.

     SECTION 4.14 PREEMPTIVE RIGHTS. All stockholders of the Company having any preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares or the Conversion Shares shall have irrevocably waived the same in writing.

     SECTION 4.15 FEES OF PURCHASERS' COUNSEL. The Company shall have paid in accordance with Section 7.01 the fees and disbursements of Purchaser's counsel invoiced at the Closing.

                                      ARTICLE V


                              COVENANTS OF THE COMPANY

     SECTION 5.01 REPORTING REQUIREMENTS. Until the consummation of a firm commitment underwritten public offering of the Company's securities, the Company will furnish the following to (a) the Purchaser and (b) so long as the Founder holds at least 250,000 shares of the Company's Common Stock, the Founder:

          (a) ANNUAL REPORTS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, audited consolidated and consolidating balance sheets of the Company as of the end of such fiscal year and the related audited consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles consistently applied and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company and approved by the Purchaser;

          (b) QUARTERLY REPORTS. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter in each fiscal year, consolidated and consolidating balance sheets of the Company and the related consolidated and consolidating statements of income, stockholders, equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles consistently applied and certified by the Treasurer of the Company, such balance sheet to be as of the end of such fiscal quarter and such statements of income, stockholders, equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period in the prior fiscal year;

          (c) MONTHLY REPORTS. As soon as available and in any event within thirty (30) days after the end of each month in each fiscal year, consolidated and consolidating balance sheet of the Company and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles consistently applied and certified by the Treasurer of the Company, such balance sheet to be as of the end of such month and such statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year; PROVIDED, HOWEVER, that the Company's obligations under this Section 5.01(c) shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities;

          (d) CERTIFICATE OF TREASURER. At the time of delivery of each annual financial statement pursuant to Section 5.01(a), a certificate executed by the Treasurer of the Company stating that such officer has caused this Agreement and the Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof;

          (e) MANAGEMENT REPORT. At the time of delivery of each monthly statement pursuant to Section 5.01(c), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

          (f) BUDGETS-AND OPERATING PLAN. As soon as available and in any event no later than ten (10) days after its approval by the Board of Directors of the Company, the Budget (as defined in Section 5.18), and, promptly after their approval by the Board of Directors of the Company, any revisions to any of the foregoing;

          (g) AUDIT REPORTS. Promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit or review of the books of the Company;

          (h) LEGAL PROCEEDINGS. Promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 2.07 that could materially adversely affect the Company;

          (i) OTHER REPORTS. Promptly upon publishing, sending, making available or filing the same, all press releases, reports and financial statements that the Company publishes to the public, sends or makes available to its stockholders or directors or files with the Commission;

          (j) PROSPECTIVE FINANCINGS. Promptly, fully and in detail, all information concerning any discussions, offers or contracts relating to possible financing of any nature for the Company not in the ordinary course of business, whether initiated by the Company or any other person;

          (k) NOTICE OF ADVERSE CHANGES. Promptly after the occurrence thereof and in any event within ten (10) business days after each occurrence, notice of any material adverse change in the business, assets, Intellectual Property, management, operations or financial condition of the Company taken as a whole; and

          (l) OTHER INFORMATION. Promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company as the Purchaser reasonably may request.

     SECTION 5.02 RESERVE FOR CONVERSION SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

     SECTION 5.03 CORPORATE EXISTENCE AND BUSINESS. The Company and any subsidiary shall maintain full force and effect its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. The Company shall preserve and maintain all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it and deemed by the Company to be material to the conduct of its business.

     SECTION 5.04 PROPERTIES, BUSINESS AND INSURANCE. The Company and any subsidiary shall maintain, with financially sound and reputable insurers, valid policies of workers' compensation insurance and of insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, including insurance against loss, damage, fire, theft, public liability and other risks, and which is deemed by the Company to be sufficient. The Company shall also maintain in effect a "key person" life insurance policy, payable to the Company, on the life of Peter Schaeffer (for so long as he remains an employee of the Company), in the amount of $1,000,000 (or the maximum lower amount as to which he is insurable). The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by the Purchaser, the Company will add one designee of the Purchaser as a notice party for such policy and shall request that the issuer of such policy provide the designee with twenty (20) days' notice before the policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

     SECTION 5.05 INSPECTION, CONSULTATION AND ADVICE. The Company and any subsidiary shall permit the Purchaser and the Founder and such persons as each may designate, at the

Purchaser's or the Founder's expense, as the case may be, to visit and inspect any of the properties of the Company, examine its books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company with its directors, officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Purchaser and the Founder, as the case may be, and such designees such affairs, finances and accounts), and consult with and advise the management of the Company as to the affairs, finances and accounts of the Company, all at reasonable times and upon reasonable notice. At such time as the Founder no longer holds at least 250,000 shares of the Company's Common Stock, this Section 5.05 shall no longer apply to the Founder.

     SECTION 5.06 EXPENSES OF DIRECTORS. The Company shall promptly reimburse in full, each director of the Company who is not an employee of the Company, for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

     SECTION 5.07 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares for working capital and for other general corporate purposes.

     SECTION 5.08 BOARD OF DIRECTORS MEETINGS. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least once every month.

     SECTION 5.09 BY-LAWS. The Company shall at all times cause its Bylaws to provide that, (a) unless otherwise required by the laws of the State of Delaware, (i) any director or (ii) any holder or holders of at least 25% of the outstanding shares of Preferred Stock, shall have the right to call a meeting of the Board of Directors or stockholders, (b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Preferred Stock as set forth in the Charter and (c) a quorum for a meeting of the Board of Directors, or any committee thereof of which a director elected by the holders of the Preferred Stock is a member, shall require the attendance of the directors) elected solely by the holders of the Preferred Stock. The Company shall at all times maintain provisions in its By-laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware and shall expressly provide therein for the advancement of expenses to indemnified directors.

     SECTION 5.10 NEW DEVELOPMENTS; NONDISCLOSURE AND DEVELOPMENTS AGREEMENTS; NON-COMPETITION AGREEMENTS. The Company shall cause all Intellectual Property created, conceived, first reduced to practice or suggested by Company employees and consultants to be fully documented in accordance with the best prevailing appropriate industrial professional standards. Where possible and appropriate, the Company shall file and prosecute United States and foreign patent applications and pursue appropriate copyright procedures relating to and protecting such developments on behalf of the Company. The Company shall obtain a Nondisclosure and Developments Agreement in substantially the form of EXHIBIT E (which may be modified from time to time by the Board of Directors) from (1) all future officers and employees and (2) all present and future consultants who will have access to confidential information of the Company, upon their employments or retention by the Company.

     SECTION 5.11 COMPLIANCE WITH LAWS. The Company and any subsidiary shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     SECTION 5.12 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company and any subsidiary shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 5.13 PAYMENT OF TAXES AND TRADE DEBT. The Company and any subsidiary shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company, provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books adequate reserves with respect thereto. The Company shall pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company, except pursuant to a policy of deferral adopted by the Board of Directors (with the approval of all of the directors elected solely by the holders of the Preferred Stock) and except such obligations as are being contested in good faith and by proper proceedings if the Company shall have set aside on its books adequate reserves with respect thereto.

     SECTION 5.14 U.S. REAL PROPERTY INTEREST STATEMENT. Upon a written request by the Purchaser, the Company shall provide the Purchaser with a written statement informing the Purchaser whether the Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to the Purchaser shall be delivered to Purchaser within ten (10) days of the Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 5.14 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

     SECTION 5.15 RULE 144A INFORMATION. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of the Purchaser or a prospective buyer of Preferred Shares from the Purchaser, all information required by Rule 144A(d)(4)(i) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of the Purchaser, cooperate with and assist the Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Preferred Shares for trading through PORTAL. The Company's obligations under this Section 5.15 shall at all times be contingent upon the Purchaser obtaining from the prospective buyer of Preferred Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Preferred Shares.

     SECTION 5.16 COMPENSATION COMMITTEE. The Company shall, by amending its By-laws or otherwise, establish and maintain a Compensation Committee of the Board of Directors, which shall include at least one JMI Director and one director elected solely by the holders of the Common Stock. No increases in the salaries of its officer-level management employees, and no capital stock of the Company shall be issued or granted to, any director, officer or employee of, or any consultant or adviser to, the Company, without the approval of the Compensation Committee, which shall include the approval of the JMI Director.
No employee stock option plan, employee stock purchase plan, employee restricted stock plan, pension plan, deferred compensation plan or other employee benefit plan shall be established without the approval of the Compensation Committee, including all of the directors elected solely by the holders of the Preferred Stock who are members thereof.

     SECTION 5.17 COMPLIANCE WITH ERISA. The Company and any subsidiary shall comply with all minimum funding requirements applicable to any pension, employee benefit plans or employee contribution plans which are subject to ERISA or to the Code, and comply in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. The Company will not permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company.

     SECTION 5.18 ANNUAL BUDGET. At least sixty (60) days prior to the beginning each fiscal year, the Company shall prepare, and submit to the Board of Directors of the Company for its approval, a proposed budget setting forth income statement, cash flow and balance sheet information for the Company for the next fiscal year, all itemized in reasonable detail and presented on a monthly basis. Such budget shall be accepted as the budget for such fiscal year when it has been approved by the Board of Directors of the Company (which approval shall include the approval of the JMI Director) (as so approved, the "Budget"). The Budget shall be reviewed by the Company periodically. All changes therein and all material deviations therefrom which are proposed to be made by the Company shall be resubmitted to the Board of Directors of the Company in advance and shall be accepted when approved by the Board of Directors of the Company (which approval shall include the approval of the JMI Director), and the Company shall not make any changes or material deviations to or from the Budget without such prior approval.

     SECTION 5.19 NEGATIVE COVENANTS OF THE COMPANY. For so long as any of the Preferred Shares are outstanding and unless it shall have received the written consent or written waiver of the holders of at least seventy-five percent (75%) of the outstanding shares of the Preferred Stock, the Company shall comply with and observe the following negative covenants and provisions, and shall cause each subsidiary to comply with and observe such of the following covenants and provisions, as if the subsidiary were the Company, from and after the time the subsidiary becomes a subsidiary:

          (a) RESTRICTIVE AGREEMENTS PROHIBITED. The Company shall not become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement, the Stockholders Agreement or the Charter.

          (b) TRANSACTIONS WITH AFFILIATES. Except for transactions contemplated by this Agreement, the Company shall not enter into any transaction with (i) any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company, (ii) member of the family of any such person, or (iii) any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions in the ordinary course of business and on terms no less favorable to the Company than it would obtain in a transaction between unrelated parties.

          (c) COMPENSATION. The Company shall not during any calendar year pay to its management compensation (including salary and bonus) an amount which is in excess of that compensation customarily paid to management in companies of similar size, of similar maturity, and in similar businesses.

          (d) PERFORMANCE OF CONTRACTS. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Nondisclosure and Developments Agreements or the Non-Competition Agreements.

          (e) CREATION OF SUBSIDIARIES. The Company shall not create or organize any subsidiaries.

          (f) CHANGE IN NATURE OF BUSINESS. The Company shall not make any material change in the nature of its business as carried on at the date hereof.

          (g) TRANSFERS OF TECHNOLOGY. The Company shall not transfer, sell, dispose of, assign, encumber, pledge, mortgage, lease, license or grant to any person, nor surrender or abandon, any ownership or interest in, or material rights relating to, any of its technology or other Intellectual Property which is material to the Company's operations, assets, business or financial condition; provided, however, that this Section 5.02(g) shall not apply to licenses of technology or Intellectual Property pursuant to sales to end users made in the ordinary course of business of the Company.

          (h) DISTRIBUTIONS. The Company shall not declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such (such transactions being hereinafter referred to as "Distributions"); provided, however, that nothing herein contained shall prevent the Company, upon obtaining the approval of a majority of the then present members of the Board of Directors (including the approval of all of the directors elected solely by the holders of the Preferred Stock) from repurchasing any stock of an officer, director, consultant or employee subject to a stock repurchase, stock restriction or similar agreement under which the Company has the right or obligation to repurchase such shares in the event of termination of employment or termination of consulting arrangement with the Company, if in the case of any such transaction the Distribution can be made in compliance with the other terms of this Agreement.

          (i) ISSUANCE OF EQUITY SECURITIES. The Company shall not authorize or issue, or obligate itself to issue, any additional shares or capital stock of the Company of any class (including options, warrants or other rights to purchase securities); provided, however, that the provisions of this Section 5.02(i) shall not apply to the issuance of: (A) the Conversion Shares; or (B) up to 100,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares, recapitalizations and the like with respect to the Common Stock) of Common Stock or options or warrants exercisable therefor, issued on or after the date hereof to directors, officers, employees or consultants of the Company pursuant to any qualified or nonqualified stock option plan or agreement, employee stock ownership plan, employee benefit plan, stock purchase agreement, stock plan, stock restriction agreement, consulting agreement or such other options, arrangements, agreements or plans relating to the issuance or grant of equity securities approved by the Compensation Committee (including all of the directors elected solely by the holders of the Preferred Stock serving on the Compensation Committee).

          (j) VESTING OF RESERVED EMPLOYEE SHARES. The Company shall not grant after the date of this Agreement to any of its directors, officers, employees or consultants options or other rights to purchase Reserved Employee Shares in an amount exceeding in the aggregate 100,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares, recapitalizations and the like with respect to the Common Stock), which shares may not become exercisable or vest, as the case may be, (i) prior to the first anniversary of the date of grant and (ii) at a rate in excess of 20% per annum from the date of such grant.

          (k) INDEBTEDNESS. The Company shall not incur, create, assume or permit to exist any indebtedness for borrowed money or advances other than:

               (i) Current liabilities (as disclosed in the Balance Sheet), other than for money borrowed, which are incurred in the ordinary course of business, provided such current liabilities do not result in the Company's failure to comply with all of the provisions of Article V hereof; and

               (ii) Additional indebtedness approved by a majority of the members of the Board of Directors then in office, including the JMI Director.

          (l) ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. The Company shall not assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any indebtedness of any other person, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

          (m) LIENS. The Company shall not create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of its properties, now owned or hereinafter acquired, or assign or otherwise convey any right to receive income, except that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances:

               (i) for taxes, assessments or governmental charges or levies on property of the Company if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

               (ii) imposed by law, such as carriers', warehousemen's and mechanics, liens and other similar liens arising in the ordinary course of business;

               (iii) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

               (iv) securing the performance of bids, tenders, contracts (other than for the repayment of money borrowed), statutory obligations and surety bonds;

               (v) in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use;

               (vi) arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented;

               (vii) arising from any litigation or proceeding which is being contested in good faith by appropriate proceedings, PROVIDED, HOWEVER, that no execution or levy has been made; and

               (viii)  to secure indebtedness permitted by Section 5.02(k).

          (n) LEASE OBLIGATIONS. The Company shall not create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction; or become obligated to pay any rent for real property or personal property under any lease with an original term, including any lessor options to renew or extend, of more than three years if the aggregate of consolidated fixed annual rent which would be payable in any fiscal year by the Company under all such leases would exceed existing annualized lease obligations in the amount of $10,000, or such additional amount as shall be approved by a majority of the members of the Board of Directors then in office, including all of the directors elected solely by the holders of the Preferred Stock.

          (o) MERGERS, SALE OF ASSETS, ETC. The Company shall not merge or consolidate with any person, dissolve, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) a material portion of its assets (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereinafter created) at a discount or with recourse, to any person; provided, however, that this Section 5.02(o) shall not apply to (i) sales or other dispositions of assets in the ordinary course of business representing no more than ten percent (10%) of the then book value of the Company's total assets and
(ii) merger of any person into the Company, or other acquisition by the Company of such person, so long as the Company is the surviving entity, such merger or acquisition does not result in the violation of any of the provisions of this Agreement and no such violation exists at the time of such merger or acquisition.

          (p) INVESTMENTS IN OTHER PERSONS. The Company shall not make any loan or advance to any person, or purchase or otherwise acquire the capital stock, assets comprising the business of, obligations of, or any interest in, any person, except:

               (i) investments by the Company in evidence of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

               (ii) investments by the Company in certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $100,000,000 and whose parent holding company has long-term debt rated Aal or higher, and whose commercial paper (if rated) is rated Prime 1, by Moody's Investors Service, Inc.; and

               (iii) investments by the Company in the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition.

               (iv) investments by the Company in money market fund shares, or in money market accounts full insured by the Federal Deposit Insurance Corporation and sponsored by banks, provided that the investments consist principally of the types of investments described in clauses (i), (ii) or
     (iii) of this Section 5.02(p).

          (q) CAPITAL EXPENDITURES. The Company shall not make or enter into, incur or assume any binding commitments for any capital expenditures for any item contained in the Budget which exceeds the amount budgeted for that item;

               (i) Make or enter into, incur or assume any binding commitments for any capital expenditures for any item contained in the Budget which exceeds the amount budgeted for that item;

               (ii) Make or enter into, incur or assume any binding commitments for any capital expenditures for items not provided for in the Budget; and

               (iii) Make or enter into, incur or assume any binding commitments for any expenditures in excess of $10,000 for any single expenditures

          (r) LITIGATION. The Company shall not institute, terminate or sell any litigation, administrative proceeding, arbitration or other legal proceeding with any third party where the amount in controversy exceeds $10,000.

          (s)  AMENDMENTS.  The Company shall not amend its Charter or By-laws.

          (t) CERTAIN CONTRACTS. The Company shall not enter into any arrangements, contracts or agreements, whether written or oral, that are not in the ordinary course of its business.

                                     ARTICLE VI


                               RIGHT OF FIRST REFUSAL

     SECTION 6.01 RIGHT OF FIRST REFUSAL. The Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of the Preferred Stock, (iii) any debt security of the Company (other than a bank line of credit with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the "Offered Securities") to the Purchaser and the Founder as follows: The Company shall offer to sell to each Purchaser and the Founder (a) that portion of the Offered Securities as the number of shares of Common Stock (including all shares of capital stock convertible into Common Stock, on a fully-diluted basis) then held by such Purchaser or the Founder, as the case may be, bears to the total number of shares of Common Stock (including all shares of capital stock convertible into Common Stock, on a fully-diluted basis) held by the Purchaser (the "Basic Amount"), and (b) such additional portion of the Offered Securities as such Purchaser or the Founder, as the case may be, shall indicate it will purchase should the other Purchaser and/or the Founder subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Purchaser or the Founder, as the case may be, (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from receipt of the offer. The Company shall be free at any time prior to ninety
(90) days after the date of its notice of offer to the Purchaser and the Founder, to offer and sell to any third party or parties the number of such securities not agreed to be purchased by the Purchaser and the Founder, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Purchaser and the Founder. If such third party sale or sales are not consummated within such ninety (90) day period, however, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 6.01.

     SECTION 6.02   NOTICE OF ACCEPTANCE.   Notice of the Purchaser or the
Founder's intention to accept, in whole or in part, any Offer made pursuant to
Section 6.01 shall be evidenced by a writing signed by the Purchaser or the Founder, as the case may be, and delivered to the Company prior to the end of the 30-day period of such offer, setting forth such of the Purchaser's or the Founder's Basic Amount as the Purchaser or the Founder, as the case may be, elects to purchase and, if the Purchaser or the Founder shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Purchaser or the Founder, as the case may be, shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by the Purchaser and the Founder are less than the total Offered Securities, then the Purchaser and the Founder who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), the Purchaser or the Founder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Purchaser or the Founder, as the case may be, bears to the total Undersubscription Amounts subscribed for by the Purchaser and the Founder, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

     SECTION 6.03 EXCEPTION. The rights of the Purchaser and the Founder under this Article VI shall not apply to securities issued (A) upon conversion of any of the Preferred Shares, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock,
(C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in SCHEDULE II as being outstanding on the Closing Date, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment underwritten public offering, (F) pursuant to the exercise of options to purchase Common Stock granted to employees of the Company, not to exceed in the aggregate 100,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares, recapitalizations and the like with respect to the Common Stock), less the number of shares (as so adjusted) issued pursuant to options outstanding on the date of this Agreement and listed in SCHEDULE II pursuant to clause (C) above (the shares exempted by this clause (F) being hereinafter referred to as the "Reserved Employee Shares"), and (G) upon the exercise of any right which was not itself issued in violation of the terms of
Section 6.02.

                                    ARTICLE VII


                                   MISCELLANEOUS

     SECTION 7.01 EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated; PROVIDED, HOWEVER, that, if consummated, the Company shall pay the fees and disbursements of the Purchaser's counsel, Testa, Hurwitz & Thibeault, in connection with such transactions. In addition, the Company shall pay the reasonable fees and disbursements of legal counsel, independent public accountants, consultants and other experts retained by the Purchaser in connection with any amendment, waiver, consent or enforcement of this Agreement.

     SECTION 7.02 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein or in the Registration Rights Agreement, the Stock Restriction Agreement, the Stockholders Agreement, or any certificate or instrument delivered to the Purchaser pursuant to or in connection with this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement or the Stockholders Agreement, shall survive the execution and delivery of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Stockholders Agreement, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company. The representations and warranties of the Purchaser made in Article III hereof shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares.

     SECTION 7.03 BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 7.04 PARTIES IN INTEREST. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of the Preferred Shares or the Conversion Shares.

     SECTION 7.05 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by electronic facsimile transmission, telecopier or telex, addressed as follows:

          (a) if to the Company, at 6464 Savoy Drive, Suite 4140, Houston, Texas 77036, Attention: President, with a copy to Curtis E. Sahakian, Esq., 4843 Howard St., Skokie, Illinois, 60077; and

          (b) if to the Purchaser, at 14141 Southwest Freeway, Suite 6200, Sugar Land, Texas 77478, Attention: Charles E. Noell, with a copy to Testa, Hurwitz & Thibeault, Exchange Place, 53 State Street, Boston, Massachusetts 02109, Attention: Mark H. Burnett;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 7.06 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AS TO MATTERS WITHIN THE SCOPE THEREOF AND AS TO ALL OTHER MATTERS SHALL BE

GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF.

     SECTION 7.07 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     SECTION 7.08 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 7.09 AMENDMENTS. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

     SECTION 7.10 SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     SECTION 7.11 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 7.12 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a) "Company" shall include NEON Systems, Inc., a Delaware corporation, and its predecessor, an Illinois corporation.

          (b) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

          (c) "subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

          (d) "to the knowledge" shall be interpreted to mean that the Company has made due inquiry relating to the particular subject involved.

                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.

                              NEON SYSTENS, INC.


                              By:       /s/ Peter Schaeffer
                                 -----------------------------------
                                        Peter Schaeffer
                                        President


                              JMI EQUITY FUND

                              By:       JMI Partners, L.P.
                                        Its General Partner


                                        By:  /s/ Charles E. Noell
                                           -----------------------------------
                                             Charles E. Noell
                                             A General Partner


                                             /s/ Peter Schaeffer
                                 ---------------------------------------------
                                             Peter Schaeffer

                                     SCHEDULE I

                                DISCLOSURE SCHEDULE

5/19/93

                                     SCHEDULE I
                        TO SERIES A STOCK PURCHASE AGREEMENT
                               (DISCLOSURE SCHEDULE)


     Notwithstanding anything to the contrary, (a) each and every portion of the information and material contained in this Schedule and all other schedules to the Series A Stock Purchase Agreement (herein referred to as the "Stock Purchase Agreement") shall be deemed to constitute exceptions to each and every representation, warranty and certification set out in the Stock Purchase Agreement, and (b) this Schedule and all other schedules to the Stock Purchase Agreement shall be deemed to make express reference to each and every representation, warranty and certification set out in the Stock Purchase Agreement, and (c) all other schedules to the Stock Purchase Agreement shall be deemed to be incorporated by reference into this Schedule.

     All documents and agreements (including all information contained therein) incorporated by reference into this schedule shall be deemed to be a part of this schedule and all references to this Schedule shall be deemed to refer to them as well as this Schedule. Any and all conflicts between the Stock Purchase Agreement and any of the said documents or agreements shall be deemed to have been excepted from every representation, warranty and certification set out in the Stock Purchase Agreement.

1. OTHER SCHEDULES TO THE AGREEMENT. All other Schedules to the Stock Purchase Agreement are hereby incorporated by reference into this Schedule 1.

2. CORPORATE RECORD BOOK. The Certified Corporate Record Book is hereby incorporated by reference into the Schedule I. The "Certified Corporate Record Book" is a binder of the following documents that have been or will be certified by Peter Schaeffer prior to closing as containing true and correct copies of the following documents:

     (a)  Neon Systems, Inc.'s Articles of Incorporation.

     (b)  Neon Systems, Inc.  Pre-incorporation Subscription.

     (c) Assignment of Incorporator's Subscription Rights to Purchase Shares of Neon Systems, Inc.

     (d) Acceptance of Assignment of Incorporator's Subscription Rights to Purchase Shares of Neon Systems, Inc.

     (e) Record of Informal Action By the Sole Shareholder of Neon Systems, Inc Taken July 19, 1991 Relating to Incorporation.

     (f) Record of Informal Action By the Sole Director of Systems, Inc. Taken July 19, 1991 Relating to Incorporation.

     (g) The Bylaws of Neon Systems, Inc., an Illinois corporation, immediately prior to its merger into Neon Systems, Inc., a Delaware corporation.

     (h) Record Of Informal Action by the Sole Shareholder of Neon Systems, Inc. Taken July 19, 1991.

     (i) Record Of Informal Action by the Sole Director of Neon Systems, Inc. Taken July 19, 1991.

     (j)  Neon Systems, Inc. 1991 Stock Option Plan.

     (k) Record of Informal Action by the Sole Shareholder of Neon Systems, Inc. Taken November 13, 1992 In Lieu Of Annual Meeting.

     (1) Record Of Informal Action by the Sole Director of Neon Systems, Inc. Taken November 13, 1992 In Lieu Of Directors Meeting.

     (m) Record Of Informal Action by the Sole Director of Neon Systems, Inc. Taken November 13, 1992 (relating to borrowings from Peter Schaeffer).

     (n) Record Of Informal Action by the Sole Director of Neon Systems, Inc. Taken November 13, 1992 (relating to qualifying to do business in Texas).

3. CERTIFIED BINDER OF NEON AGREEMENTS. The Certified Binder of Neon Agreements is hereby incorporated by reference into the Schedule 1. The "Certified Binder of Neon Agreements" is a binder of the following documents and agreements that have been or will be certified by Peter Schaeffer prior to Closing as containing true and correct copies of the following documents and agreements:

     (a) The following documents relating to the "reseller" relationship between and among Neon Systems, Inc., the Cambridge Technology Group, and the open Environment Corporation:

          (i) The November 10, 1992 letter of intent relating to the Cambridge Technology Group and the Open Environment Corporation.

          (ii) The related letter of September 24 1992 from Spinnaker Software Corporation to Open Environment Corporation dated September 24, 1992.

          (iii) The related 14 page fax message dated October 23, 1992 from Alex Shah of the Cambridge Technology Group to Peter Schaeffer which contains a copy of a Software Reseller Agreement between the Open Environment Corporation and VZ Corp.

          (iv) Confidential Information Agreement between Hitachi Data Systems and the Company signed by Hitachi Data Systems on August 21, 1992.

     (b) The following documents related to the Communications Solutions, Inc. transaction involving the exchange of a license issued by Neon Systems, Inc in exchange for equity in Communications Solutions, Inc.

          (i) The Communications Solutions, Inc. Shareholders' Agreement including Schedule 1 (Listing of current CSI shareholders),
                 Schedule 2.2 (Promissory Note), Schedule 2.4 (Joinder Agreement), Exhibit 4.2 (Certificate of Agreed Value),
                 Schedule 5.1 (Pre-approved Sales of Equity), Schedule 6.1 (Escrow Agreements), Exhibit 7.4 (Irrevocable Proxy), Schedule
                 8.1 (Subscription Agreement), and Exhibit 8.4 (Confidentiality Agreement) dated June 19, 1992, signed by Communications Solutions, Inc., Neon Systems, Inc. and the other parties thereto.

          (ii) The First Addendum to the Communications Solutions, Inc. Shareholders' Agreement dated June 19, 1992, signed by Communications Solutions, Inc., Neon Systems, Inc. and the other parties thereto.

          (iii) A "reseller" agreement between Communication Solutions, Inc., and Neon Systems, Inc. (file oemlic5.csi) that has not been signed by either Communications Solutions, Inc. or Neon Systems, Inc. The parties have not yet agreed on the schedules A, B, and E have not yet been agreed to.

                 The Communications Solutions, Inc. Shareholders' Agreement, the First Addendum to it, and the "reseller" agreement were all intended to be executed and performed as part of a single transaction. As of April 15, 1993 the shares of stock in Communications Solutions, Inc. to which Neon Systems, Inc. is entitled have not been issued. As of April 15, 1993 the software that Neon is obligated to deliver to Communications Solutions, Inc. has not been delivered. Neon Systems, Inc. has no reason to believe that the transaction will not eventually close though the schedules A, B, and E to the "reseller" agreement have not yet been agreed to.

     (c) The following letters between Peter Schaeffer as President of the Company and Thomas Glover acting on behalf of Thomas Glover and Associates, Inc. and a Mutual Nondisclosure Agreement between the Company and Tom Glover Associates, Inc.:

          (i) A letter dated June 1, 1992 from Peter Schaeffer as President of the Company to Thomas Glover of TGA (Thomas Glover and Associates, Inc.) confirming and clarifying an agreement under which the Company is to pay TGA a 15% commission on the sales of the Company's products that are initiated and closed by TGA.

          (ii) A letter dated May 12, 1992 from Thomas Glover of Thomas Glover Associates, Inc. to the Company discussing commission rates for sales of licenses of Neon products.

          (iii) A letter dated July 20, 1992 from Thomas Glover of TGA to Peter Schaeffer as President of the Company discussing sales activities related to MCI and U.S. Customs.

          (iv) A letter dated February 10, 1992 from Peter Schaeffer as President of the Company to Thomas Glover .of TGA.

          (v) Mutual Nondisclosure Agreement between the Company and Tom Glover Associates, Inc. dated March 4, 1992

     (d) Mutual Nondisclosure agreement between Neon Systems, Inc. and Bill MacDonald of Hertfordshire England dated May 14, 1992, a letter dated May 20, 1992 from Bill MacDonald to the Company, and a letter dated September 8, 1992 authorizing Bill MacDonald to sell licenses to use the Company's software.

     (e) A "reseller" agreement signed by Neon Systems, Inc and Neon Nordic Systems AB. The agreement is a single undated faxed page. It refers to itself as an "interim solution that can be used until finalized distribution agreements have been drafted." The agreement is undated though the fax contains the inscription 11192 06/02 15:0211 in its header.

     (f) Texaco Inc. Information Technology Department Miscellaneous Work Agreement signed by Texaco Inc. on December 20, 1991, and by the Company on December 20, 1991., as well as:

          (i) Amendment A to the Texaco Inc. Information Technology Department Miscellaneous Work Agreement signed by Texaco Inc. on January 28, 1992 and by the Company on January 28, 1992.

          (ii) Amendment B to the Texaco Inc. Information Technology Department Miscellaneous Work Agreement signed by Texaco Inc. on May 28, 1992 and by the Company on May 28, 1992.

          (iii) Amendment C to the Texaco Inc. Information Technology Department Miscellaneous Work Agreement signed by Texaco Inc. on November 30, 1992 and by the Company on December 1, 1992.

     (g) Two "Neon Systems, Inc. Confirmation of Proprietary Rights and Confidential Information" agreements signed by Robert Ernens of France in July of 1992.

     (h)  The following agreements relating to Peter Schaeffer:

          (i) A 9 page fax from Jodi Powel of the Legent Corporation Legal department with a copy of the signed Confidentiality and Invention Agreement between Peter Schaeffer and MVS Software, Inc. signed by Peter Schaeffer on June 1, 1988 and by XVS Software, Inc. on June 2, 1988.

          (ii) Affirmation of Confidentiality and Invention Agreement signed by Peter Schaeffer. The Affirmation agreement was signed by Peter Schaeffer on April 12, 1990 pursuant to a Plan and Agreement of Reorganization dated March 8, 1990 by and among Coal Systems International, Inc. and KVS Software, Inc. Peter Schaeffer was an employee of MVS Software, Inc. and subsequently became an employee of Goal Systems International, Inc.

          (iii) MVS Securityholders Competition Restriction Agreement between Goal Systems International, Inc. and Peter Schaeffer dated April 12, 1990 and signed by both Peter Schaeffer and Goal Systems International, Inc.

          (iv) A Special Termination Agreement and General Release between Peter Schaeffer and Legent Corporation signed by Peter Schaeffer on October 7, 1992.

     (i) Agreement between Goal Systems International Inc. on one hand and Neon Systems, Inc. and Peter Schaeffer on the other hand dated January 8, 1992 as well as an addendum to the agreement of even date. The agreement and addendum relate to the licensing of certain software by Goal Systems International, Inc to Neon Systems, Inc. for use in the development of, and incorporation in, software developed by Neon Systems, Inc.

     (j) The following letters and messages relating to a certain proposed transaction between the Company and Mission Critical Software, Inc:

          (i) A letter dated January 9, 1992 from Mission Critical Software, Inc. to Goal Systems International, Inc.

          (ii) copies of various electronic nail messages relating to negotiations between and among Neon Systems, Inc., Mission Critical Software, Inc., and Goal Systems International Inc.

          (iii) Copy of a cover letter from Michael Mozenter, General Counsel of Goal Systems International, Inc. dated July 24, 1992 to Louis Woodhill of Mission C&O Critical Software, Inc. ("MCS") and Peter Schaeffer together with the attached proposed draft of a Technology Exchange Agreement between the Company, MCS, James R. Woodhill, and Peter Schaeffer.

     (k)  Three letters relating to Earl Hodil:

          (i) A letter dated June 3, 1991 to Earl Hodil in which Peter Schaeffer made an offer of employment to Mr. Earl Hodil.

          (ii) A letter dated October 16, 1991, to Earl Hodil in which Peter Schaeffer made a commitment to issue 2% of the shares of Neon Systems, Inc., an Illinois corporation, to Mr. Hodil.

          (iii) A letter dated October 13, 1992, from Earl Hodil as president of EDH Software, Inc. in which he disclaims any rights to any stock or stock options in the Company and otherwise terminates his subcontractor relationship with the Company.

     (1)  Three documents relating to Mr. Jeff Lin:

          (i) A written note dated November 11, 1993 describing a stock option the that Company was proposing to issue to Jeff Lin.

          (ii) A typed version of the above said note dated November 11, 1993 describing a stock option the that Company was proposing to issue to Jeff Lin.

          (iii) An unexecuted draft of a stock option proposed by Mr. Lin's attorney to function a the definitive agreement setting forth all the rights with respect to the above said stock option.

     (m) Proprietary Rights Agreements of identified employees and subcontractors:

                    Name Of                      Date Signed By
          Employee Or Subcontractor          Employee Or Subcontractor
          ------------------------           -------------------------
          -  Sue Ellen Strapp                August 3, 1992
          -  Omri Gazitt                     September 31, 1992
          -  Nettie Kalogeras                October 14, 1992
          -  Nettie Kalogeras                October 14, 1992 (2nd version)

     (n)  Mutual Nondisclosure Agreements with identified subcontractors:

          Name of Subcontractor         Date Of Agreement
          ---------------------         -----------------
          -  Steve Wiesel               March 16, 1992
          -  Neal Milsted               May 1, 1992

4.   EMPLOYEES AND SUBCONTRACTORS.

     (a) The following is a list of all current and past Neon Systems, Inc. employees and subcontractors:


    NAME                 TITLE                   EMPLOYEE OR SUBCONTRACTOR
--------------------------------------------------------------------------
Sue Ellen Strapp     Administrative Assistant        Employee
Nettie Kalogeras     Sale                            Employee
Steve Wiesel         Programmer/Developer            Employee
Omri Gazitt          Programmer/Developer            Employee
EDH Software, Inc.                                   Ex-subcontractor
Jeff Lin                                             Texaco Employee
Neal Milsted                                         Ex-subcontractor
Peter Schaeffer      President                       Subcontractor
Robert Ernens                                        Distributor
Kathy Hill           Marketeer                       Subcontractor
Clayton Whisnant                                     Employee
--------------------------------------------------------------------------


     (b) The Exhibit E nondisclosure and development agreement has been signed by all current employees and subcontractors of Neon except the following:

          -   Kathy Hill
          -   Jeff Lin
          -   Peter Schaeffer

(Delete and initial all employees and subcontractors above who have signed the Exhibit E nondisclosure and development agreement.)

     (c) Independent distributors such as Robert Ernens and Bill MacDonald are not deemed to be subcontractors.

5. SHAREHOLDERS OF RECORD. immediately prior to the merger of Neon Systems, Inc., an Illinois corporation, into Neon Systems, Inc., a Delaware corporation, Peter Schaeffer was the sole shareholder of Neon Systems, Inc., an Illinois corporation.

6. AUDITED FINANCIAL STATEMENTS. Neon Systems has no audited financial statements. The only financial statements furnished to the Purchaser are the following:

     (a)  Neon Systems Financial Statements for the Year ended 1992.

     (b) Compilation by Peter M. Rub, CPA, of the balance sheet-cash basis of Neon Systems, Inc. as of December 31, 1991 and the related income statement-cash basis for the seven months then ended in accordance with the standards established by the American Institute of Certified Public Accountants, including the cover letter on the letter head of Peter M. Rub, CPA.

     As of May 15, 1993 Neon Systems, Inc., an Illinois corporation had accounts payables of approximately $45,000 to $50,000 including approximately $800 of IRS payroll deductions that had not been deposited. These payables do not include any fees which must be paid to Testa, Hurwitz & Thibeault at the Closing.

7. PROPRIETARY INFORMATION OF THIRD PARTIES. The (a) Confidentiality and Invention Agreement between Peter Schaeffer and MVS Software, Inc., (b) Affirmation of Confidentiality and Invention Agreement, (c) MVS Securityholders Competition Restriction Agreement between Goal Systems International, Inc. and Peter Schaeffer dated April 12, and (d) Agreement between Coal Systems International Inc. on one hand and Neon Systems, Inc. and Peter Schaeffer on the other hand dated January 8, 1992 as well as an addendum to the agreement of even date may be subject to differing interpretations, the application of which can vary substantially depending on the relevant facts.

     These facts may include: (a) the dates of Peter Schaeffer's employment by MVS Software, Inc., Goal Systems International, Inc., Legent Corporation, and Neon Systems, Inc., a Delaware corporation, and (b) the nature of the work Peter Schaeffer did for MVS Software, Inc., Goal Systems International, Inc. and Neon Systems, Inc.

     - From October 15, 1985 to April 12, 1990 Peter Schaeffer was an employee of MVS Software, Inc. and worked for MVS Software, Inc. on the following:

             -   OPS/MVS

     - From April 12, 1990 to July 31, 1992 Peter Schaeffer was an employee of Goal Systems International, Inc. and worked for Goal Systems International, Inc. on the following:

             -   OPS/MVS
             -   RUNTRAC

     - (Note Peter Schaeffer's employment was only half time from July 15, 1991 to December 15, 1991, and quarter time from December 15, 1991 to July 31, 1992.)

     - From July 15, 1991 to present Peter Schaeffer has been employed by Neon Systems, Inc. and has worked for Neon Systems, Inc. on the following:

             -   Shadow for DB2
             -   Shadow for IMS
             -   Shadow Gateway for DB2
             -   RPC/MVS

          In the event of a dispute, the provision in the agreement between Goal Systems International Inc. on one hand and Neon Systems, Inc. and Peter Schaeffer on the other hand which permits "a reasonable period of time not to exceed nine (9) months to discontinue use of the disputed source code and to develop replacement source code" may not provide sufficient time to develop replacement source code.

8. PATENTS, TRADEMARKS, ETC. Neon Systems, Inc. has no domestic or foreign patents, patent rights, patent applications, service marks, service mark applications, tradenames, copyrights or copyright registrations, or any applications therefore except as follows:

     (a) Neon has not filed copyright registrations for any of its software. The following is a list of Neon's software:

          -  Shadow for DB2
          -  Shadow for IMS
          -  Shadow Gateway for DB2
          -  RPC/NVS

     (b) The name of Neon Systems, Inc. is not registered. While Neon Systems, Inc. does not believe there is a likelihood of confusion between its name and any other marks or tradenames, there can be no assurance that such confusion has not or will not occur. There were prior uses of "Neon" by other companies when Neon Systems, Inc. began using the name, including use by some companies relating to the computer industry. These include, but are not limited to "Neon Software, Inc." of Lafayette California (415/283-9771); "Neon," (a programming language) from Kriya Systems, Inc. of Chicago; "Neon," (an inventory service provided by computer) from Nekoosa Papers, Inc. of Port Edwards, Wisconsin; "Neon Information Systems" of New York, New York; "Neon Systems" (as this is merely a state filing, no goods or services are listed) by Craig E. Effress of St. Paul, Minnesota; "Neon" (as this is merely a state filing, no goods or services are listed) by Neon Consultants, Inc., 3051 East 14th Avenue, Columbus, Ohio 43219. Neon Systems, Inc. has not received from any other party any communications, complaints or allegations that its name violates the rights of such party.

     (c) Neon Systems, Inc. has filed a trademark application for "RPC/MVS" with the U.S. Commissioner of Patents and Trademarks (the "PTO") . The application was received by the PTO on December 17, 1992 and assigned a case number of 74 340904. The PTO responded to the application on March 26, 1993 and is declining to register the mark for a number of reasons including Descriptiveness, Method-of-Use, and Identification of Goods. The PTO did not raise any issue of infringement of prior marks owned by others. The Company has 6 months from March 26 to respond to the PTO. There can be no assurance that the PTO can be convinced to modify its position on application or accept an amended application. The Company does not intend to take any further actions, if any, with respect to this application until after the Closing.

     While Neon Systems, Inc. does not believe that its use of its "RPC/MVS" mark infringes any other mark or that its use of the mark will create a likelihood of confusion with any other mark or name owned by another party, there can be no assurance that it does not or will not. There were prior uses of names and marks incorporating "RPC" and "MVS" by other companies when Neon Systems, Inc. began using the mark, including use by some companies relating to the computer industry. These include, but are not limited to Noblenet, Inc. ("EZ RPC"), Sisro ("MVS-MS"), MVS Software, Inc. ("OPS/MVS"), and Netwise, Inc ("Netwise RPC Tool").

     (d) Neon Systems, Inc. has filed a trademark application for "SHADOW" with the US. Commissioner of Patents and Trademarks (the "PTO"). The application was received by the U.S. Commissioner of Patents and Trademarks on November 27, 1992 and assigned a case number of 74 335216. The PTO responded to the application on March 29, 1993 and is declining to register the mark for a number of reasons including Failure to Function as a Mark, Identification of Goods, and Specimens. The PTO did not raise any issue of infringement of prior marks owned by others. The Company has 6 months from March 29 to respond to the PTO. There can be no assurance that the PTO can be convinced to modify its position on application or accept an amended application. The Company does not intend to take any further actions, if any, with respect to this application until after the Closing.

     While Neon Systems, Inc. does not believe that its use of its "SHADOW" mark infringes any other mark or that its use of the mark will create a likelihood of confusion with any other mark or name owned by another party, there can be no assurance that it does not or will not. There were prior uses of names and marks similar to "SHADOW" by other companies when Neon Systems, Inc. began using the mark, including use by some companies relating to the computer industry. These include, but are not limited to, use by Advanced Systems Concepts, Inc., by BMC Software ("ICS/Shadow"), by Gizmo Technologies, and by The Software Link, Inc. ("PC-Shadow").

     (e) Neon uses reasonable efforts to maintain its software as a trade secret though it does provide to prospective licensees, without the benefit of written or oral agreements but in a manner consistent with general industry practice: product information, product demonstrations, and evaluation copies of its software.

9. MATERIAL ELECTIONS WITH-RESPECT TO TAXES. All material elections with respect to taxes affecting the Company as of April 15, 1992 are as follows:

     -    Cash Basis Taxpayer
     -    Subchapter S Election
     -    R&D has been expensed
     -    Organizational Costs Have Been Amortized

10. INSURANCE POLICIES. Neon Systems, Inc., has only the following insurance policies in effect:

     -    Medical Insurance (Pacific Mutual #13085)
     -    Long Term Disability & Life Insurance (Guardian)

11. OFFICERS OF THE COMPANY. The following is a list of the names of the officers of Neon Systems, Inc., together with the title and job classification of each such person and the total compensation anticipated to be paid to such person in 1993:

     - Peter Schaeffer is the President, Secretary, Assistant Secretary and Treasurer. His total compensation anticipated to be paid in 1993 is unknown.

     - Curtis E. Sahakian is the Assistant Secretary. His total compensation anticipated to be paid in 1993 is unknown.

12. GOAL AGREEMENT. As provided for in Section 29 of the First Addendum to the Agreement between Goal Systems International Inc. on one hand and Neon Systems, Inc. and Peter Schaeffer on the other hand dated January 8. 1992 The Company has from time to time provided Goal Systems International, Inc. with Shadow Source, provided however, the Company is uncertain whether or not the shadow Source was accompanied with a cover letter, The Shadow Source was sent in envelopes that were identified with a logo and return address indicating there were sent by the Company. The Company has never received from Goal Systems International, Inc. any notification that it believes any portion of the Shadow Source was written by Peter Schaeffer in his capacity as an employee of Goal Systems International, Inc.

13. RIGHT OF SAHAKIAN TO REPRESENT SCHAEFFER IN EVENT OF CONFLICT. The Company, Peter Schaeffer, and Curtis Sahakian have agreed that as a condition to Mr. Sahakian providing legal services to the Company, if at some future time there arises a conflict between the interests of the Company and Mr. Schaeffer, Mr. Sahakian may elect to represent Mr. Schaeffer in such matter and the Company waives any right it may have to prevent Mr. Sahakian from undertaking such representation. For instance, Mr. Sahakian may advise Mr. Schaeffer, in his capacity as President of the Company, with respect to this Agreement. At some subsequent time Mr. Schaeffer may leave the Company and then get into a personal dispute with the company over this Agreement. In such event Mr. Sahakian shall be free to represent Mr. Schaeffer in such dispute.

14. ATTACHMENTS. The following attachments are attached hereto and hereby incorporated herein:

     - Copy of application (less specimens) to PTO for the 11RPC/M-VS11 trademark received by the PTO on December 17, 1992 and PTO response dated March 26, 1993 excluding copyrighted articles attached to the response.

     - Copy of application (less specimens) to PTO for the "SHADOW" trademark received by the PTO on November 27, 1992 and PTO response dated March 29, 1993.

                                    SCHEDULE II
                                  SECURITY HOLDERS

5/19/93
                                    SCHEDULE II
                        TO SERIES A STOCK PURCHASE AGREEMENT
                                 (SECURITY HOLDERS)

     Notwithstanding anything to the contrary, (a) each and every portion of the information and material contained in this Schedule and all other schedules to the Series A Stock Purchase Agreement (herein referred to as the "Stock Purchase Agreement") shall be deemed to constitute exceptions to each and every representation, warranty and certification set out in the Stock Purchase Agreement, and (b) this Schedule and all other schedules to the Stock Purchase Agreement shall be deemed to make express reference to each and every representation, warranty and certification set out in the Stock Purchase Agreement, and (c) all other schedules to the Stock Purchase Agreement shall be deemed to be incorporated by reference into this Schedule.

     All documents and agreements (including all information contained therein) incorporated by reference into this schedule shall be deemed to be a part of this schedule and all references to this Schedule shall be deemed to refer to them as well as this Schedule. Any and all conflicts between the Stock Purchase Agreement and any of the said documents or agreements shall be deemed to have been excepted from every representation, warranty and certification set out in the Stock Purchase Agreement.

     1. The only holder of any stock or equity in Neon Systems, Inc., an Illinois corporation, immediately prior to its merger into Neon Systems, Inc., a Delaware corporation was Peter Schaeffer, provided however:

          Peter Schaeffer stated as intent to issue an option to purchase shares of stock of Neon Systems, Inc., an Illinois corporation, to Curtis E. Sahakian. The statement of intent was without any consideration and did not contain any indication of the size of the option or its exercise price. Mr. Sahakian has waived any and all rights to any such option.

     2. The Certified Binder of Neon Agreements is hereby incorporated by reference into this Schedule II.

          (a) The Certified Binder of Neon Agreements contains an Agreement between Goal Systems International Inc. on one hand and Neon Systems, Inc. and Peter Schaeffer on the other hand dated January 8, 1992 as well as an addendum to the agreement of even date. The agreement and addendum relate to the licensing of certain software by Goal Systems International, Inc to Neon Systems, Inc. for use in the development of, and incorporation in, software developed by Neon Systems, Inc. It provides Goal Systems International, Inc. with certain rights relating to the Neon Systems, Inc. board of directors, the sale of Neon Systems, Inc.

          (b)  The Certified Binder of Neon Agreements contains:

               (i) A letter dated June 3, 1991 to Earl Hodil in which Peter Schaeffer made an offer of employment to Mr. Earl Hodil.

               (ii) A letter dated October 16, 1991, to Earl Hodil in which Peter Schaeffer made a commitment to issue 2% of the shares of Neon Systems, Inc., an Illinois corporation, to Mr. Hodil.

               (iii) A letter dated October 13, 1992, from Earl Hodil as president of EDH Software, Inc. in which he disclaims any rights to any stock or stock options in the Company and otherwise terminates his subcontractor relationship with the Company.


          (c) The Certified Binder of Neon Agreements contains three documents relating to Mr. Jeffery Lin:

               (i) A written note dated November 11, 1993 describing a stock option the that Company was proposing to issue to Jeffery Lin.

               (ii) A typed version of the above said note dated November 11, 1993 describing a stock option the that Company was proposing to issue to Jeffery Lin.

               (iii) An unexecuted draft of a stock option proposed by Mr. Lin's attorney to function a the definitive agreement setting forth all the rights with respect to the above said stock option.

          (d) Mr. Jeffery Lin has been granted an option to purchase 17,393 common shares under the Company's 1993 Stock Plan.

                              SCHEDULE III(A) AND (B)
                                     AGREEMENTS

5/19/93
                              SCHEDULE III(a) AND (b)
                        TO SERIES A STOCK PURCHASE AGREEMENT
                                    (AGREEMENTS)

     Notwithstanding anything to the contrary, (a) each and every portion of the information and material contained in this Schedule and all other schedules to the Series A Stock Purchase Agreement (herein referred to as the "Stock Purchase Agreement") shall be deemed to constitute exceptions to each and every representation, warranty and certification set out in the Stock Purchase Agreement, and (b) this Schedule and all other schedules to the Stock Purchase Agreement shall be deemed to make express reference to each and every representation, warranty and certification set out in the Stock Purchase Agreement, and (c) all other schedules to the Stock Purchase Agreement shall be deemed to be incorporated by reference into this Schedule.

     All documents and agreements (including all information contained therein) incorporated by reference into this schedule shall be deemed to be a part of this schedule and all references to this Schedule shall be deemed to refer to them as well as this Schedule. Any and all conflicts between the Stock Purchase Agreement and any of the said documents or agreements shall be deemed to have been excepted from every representation, warranty and certification set out in the Stock Purchase Agreement.

     1. CERTIFIED BINDER OF NEON AGREEMENTS. The Certified Binder of Neon Agreements is hereby incorporated by reference into this schedule to the Series A Stock Purchase Agreement.

     2. OUTSTANDING UNPAID SALARIES DUE TO PETER. The total compensation paid to Peter Schaeffer by Neon Systems, Inc as of April 15, 1993 is $0.00. There has never been any formal action to set a specific salary for Peter Schaeffer.

     3. OUTSTANDING DEPT OWED BY NEON TO PETER. As of May 13, 1993 Peter Schaeffer has lent $425,722.72 to Neon Systems, Inc. There has never been any formal action to set a specific interest rate on the loan though the loan is due and payable on demand.

                                    SCHEDULE IV
                     FINANCIAL PROJECTIONS AND OTHER ESTIMATES

                                      EXHIBIT A

                                     EXHIBIT A

                           REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement dated as of May 19, 1993 (the "Agreement") by and between NEON Systems, Inc., a Delaware corporation (the "Company"), JMI Equity Fund, L.P., a Delaware limited partnership (the "Purchaser") and Peter Schaeffer (the "Founder"):

                                    WITNESSETH:

     WHEREAS, pursuant to the terms of a-Series A Stock Purchase Agreement dated the date hereof between the Company and the Purchaser (the "Purchase Agreement"), the Purchaser is acquiring an aggregate of 500,000 shares (the "Preferred Shares") of Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company; and

     WHEREAS, it is a condition to the obligations of the Purchaser under the Purchase Agreement that this Agreement be entered into by the parties hereto, and the parties desire to enter into this Agreement and to be bound by the provisions hereof;

     NOW, THEREFORE, in consideration of these premises and the mutual covenants contained in this Agreement, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company, as constituted as of the date of this Agreement.

          "CONVERSION SHARES" shall mean shares of Common Stock issued issuable upon conversion of the Preferred Shares, and any shares of capital stock received in respect thereof.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "FOUNDER SHARES" shall mean the 400,000 shares of Common Stock held by the Founder on the date hereof.

          "INITIAL PUBLIC OFFERING" shall mean the first underwritten public offering of Common Stock of the Company registered under the Securities Act with the Commission on Form S-1, Form S-18 or their then equivalents.

          "REGISTRATION EXPENSES" shall mean all expenses incurred in connection with a registration statement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses.

          "RESTRICTED STOCK" shall mean (1) the Conversion Shares, excluding Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act and (2) except for Sections 4 and 6, the Founder Shares, excluding Founder Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Restricted Stock which are incurred in connection with a registration statement.

     2. RESTRICTIVE LEGEND. Each certificate representing Preferred Shares, Conversion Shares or Founder Shares shall, except as otherwise provided in this
Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.
     THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault shall be satisfactory) the securities being sold thereby may be sold without registration under the Securities Act.

     3.   NOTICE OF PROPOSED TRANSFER.

          (a) Prior to any proposed transfer of any Preferred Shares, Conversion Shares or Founder Shares (other than under the circumstances described in Sections 4, 5 or 6), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners of the transferor (in the case of a transferor that is a partnership) or to a parent corporation, subsidiary corporation or to a corporation which is under common control with a transferor (in the case of a transferor that is a corporation).

          (b) Each certificate for Preferred Shares, Conversion Shares or Founder Shares transferred as provided in this Section 3 shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 or Rule 144A under the Securities Act (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of Section 2.

     4.   REQUIRED REGISTRATION.

          (a) At any time after the Company's Initial Public Offering, one or more holders of Restricted Stock constituting at least 40% of the total shares of Restricted Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, ' provided that the shares of Restricted Stock for which registration has been requested shall constitute at least 20% of the total shares of Restricted Stock originally issued if such holder or holders shall request the registration of less than all shares of Restricted Stock then held by such holder or holders (or any lesser percentage if the reasonably anticipated aggregate price to the public of such public offering would exceed $2,000,000). For purposes of this Section 4 and Sections 5, 6, 13(a) and 13(d), the term "Restricted Stock" shall be deemed to include the number of shares of Restricted Stock which would be issuable to a holder of Preferred Shares upon conversion of all shares of Preferred Stock held by such holder at such time; provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock; and provided further that, in any underwritten public offering contemplated by this Section 4 or Sections 5 and 6, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale (in such public offering) of the shares of Common Stock issued upon conversion thereof.

          (b)  Notwithstanding anything to the contrary contained in this
Section 4, no request may be made under this Section 4 within 90 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Sections 5 or 6 and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested.

          (c) Further notwithstanding anything to the contrary contained in this Section 4, if the Company shall furnish to the holders of Restricted Stock requesting any registration pursuant to this Section 4 a certificate signed by the President of the Company stating that, in the judgment of the Board of Directors of the Company, it would be detrimental to the Company or its shareholders for a registration statement to be filed in the near future, the Company's obligation to effect such a registration shall be deferred for a period not to exceed 90 days from the date of receipt by the Company of such holders, request.

          (d) Following receipt of any notice under this Section 4, the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received, and such holders shall be entitled within 30 days thereafter to request the Company to include in the requested registration all or any portion of their shares of Restricted Stock. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

          (e) The Company shall be obligated to register Restricted Stock pursuant to this Section 4, on only two (2) occasions; Provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

          (f) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold.

          (g) Except for registration statements on Forms S-4, S-8 or any successor forms thereto, and unless the Company has previously given the notice referred to in Section 5, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this
Section 4 until the completion of the period of distribution of the registration contemplated thereby.

     5.   INCIDENTAL REGISTRATION.

          (a) If the Company at any time (other than pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or any successor forms thereto), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered.

          (b) If any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced as follows: first from the Founder Shares, and then pro rata among the other requesting holders based upon the number of shares of Restricted Stock owned by such holders if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock, and provided further that in no event shall less than one-third of the total number of shares of Common Stock to be included in such an underwriting be made available for shares of Restricted Stock.

          (c) Notwithstanding the foregoing provisions of this Section 5, the Company may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock.

     6.   REGISTRATION ON FORM S-3.

          (a) If at any time (i) a holder or holders of Restricted Stock request that the Company file a registration-statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $500,000, and
(ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice.

          (b) Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration; provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 6; and provided further that the requirements contained in the first sentence of Section 4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 6.

     7. OBLIGATIONS OF THE COMPANY. If and whenever the Company is required by the provisions of Sections 4, 5 or 6 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided), except that the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 24-month period if there exists at the time material nonpublic information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 7(a) and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

          (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has' knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration:
(i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

          (h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          For purposes of Sections 4(f), 7(a) and 7(b), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 90 days after the effective date thereof.

     8. OBLIGATIONS OF SELLING SHAREHOLDERS. In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary to assure compliance with federal and applicable state securities laws.

     9. CERTAIN UNDERWRITING MATTERS. In connection with each registration pursuant to Sections 4, 5 or 6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     10.  EXPENSES.

          (a) The Company will pay all Registration Expenses in connection with each registration statement under Sections 4, 5 and 6, including the Registration Expenses of the
Purchaser and the Founder.

          (b) All Selling Expenses in connection with each registration statement under Sections 4, 5 or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     11.  INDEMNIFICATION AND CONTRIBUTION.

          (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, the Company will and hereby does indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of Restricted Stock, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, frnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided further that the liability of each seller hereunder shall not apply to amounts paid in settlement without such seller's prior written consent. Not in limitation of the foregoing, it is hereby understood and agreed that the indemnification obligations of any seller hereunder pursuant to any underwriting agreement entered into in connection herewith shall be limited to the obligations contained in this Section 11(b).

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11 and shall only relieve it from any liability which it may have to such indemnified party under this Section 11 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel nd other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 11; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     12. CHANGES IN COMMON STOCK OR PREFERRED STOCK. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

     13. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

     14. TRANSFERABILITY OF REGISTRATION RIGHTS. The rights conferred herein on the holders of Preferred Shares or Conversion Shares shall only inure to the benefit of a transferee of Preferred Shares or Conversion Shares if (i) there is transferred to such transferee at least 10,000 of the Preferred Shares or Conversion Shares or (ii) such transferee is a partner of the transferor (in the case of a transferor that is a partnership) or such transferee is a shareholder, parent corporation, subsidiary corporation or a corporation which is under common control with a transferor (in the case of a transferor that is a corporation).

     15. "MARKET STAND-OFF" AGREEMENT. If requested in writing by the underwriters for the Company's Initial Public Offering, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 90 days following the effective date of the registration statement relating to such offering; PROVIDED, HOWEVER, that all persons entitled to registration rig respect to shares of Common Stock whether or not they are parties to this Agreement, all other persons selling shares of Common Stock in such offering and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 15.

     16. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     17.  MISCELLANEOUS.

          (a) BINDING EFFECT; ASSIGNMENT. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares or Conversion Shares), whether so expressed or not.

          (b) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telexed, in the case of non-U.S. residents, addressed as follows:

               - if to the Company or any other party hereto, at the address of such party set forth in the Purchase Agreement;

               - if to any subsequent holder of Preferred Shares or Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares or Restricted Stock) or to the holders of Preferred Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

          (c) NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          (d) AMENDMENTS, WAIVERS AND CONSENTS. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least a majority of the outstanding shares of Restricted Stock.

          (e) TERMINATION. The obligations of the Company to register shares of Restricted Stock under Sections 4, 5 or 6 shall terminate on the tenth anniversary of the completion of an underwritten public offering of shares of Common Stock in which the net proceeds to the Company shall be at least $10,000,000.

          (f) LIMITATION ON GRANT OF OTHER REGISTRATION RIGHTS. The Company shall not grant any registration rights more favorable than any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

          (g) SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AS TO MATTERS WITHIN THE SCOPE THEREOF AND AS TO ALL OTHER MATTERS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF.

          (i) INJUNCTIVE RELIEF. The Company recognizes that the rights of the Purchasers under this Agreement are unique and, accordingly, the Purchasers shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of the Purchasers which may exist apart from this Agreement.

          (j) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               [The Remainder of This Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                              NEON SYSTEMS, INC.


                              By:_____________________________
                                   Peter Schaeffer
                                   President

                              Address:  6464 Savoy Drive
                                        Suite 4141
                                        Houston, Texas 77063



                              JMI EQUITY FUND, L.P.

                              By:  JMI Partners, L.P.
                                   Its General Partner


                                   By:_____________________________
                                        Charles E. Noell
                                        A General Partner

                              Address:  14141 Southwest Freeway
                                        Suite 6200
                                        Sugar Land, Texas 77478


                              _____________________________________
                              Peter Schaeffer

                              Address:_____________________________

                                      _____________________________

                                     EXHIBIT B

                                     EXHIBIT B


                            STOCK RESTRICTION AGREEMENT


     This Stock Restriction Agreement dated as of May 19, 1993 (the "AGREEMENT") by and among NEON Systems, Inc., a Delaware corporation (the "COMPANY"), Peter Schaeffer (the "STOCKHOLDER"), and JMI Equity Fund, L.P., a Delaware limited partnership ("JMI"):

                                    WITNESSETH:

     WHEREAS, the Stockholder is the holder of an aggregate of __________ shares of Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK");

     WHEREAS, pursuant to the terms of a Series A Stock Purchase Agreement dated the date hereof between the Company and JMI (the "PURCHASE AGREEMENT"), JMI is acquiring an aggregate of 500,000 shares (the "PREFERRED SHARES") of Series A Convertible Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), of the Company; and

     WHEREAS, it is a condition to the obligations of JMI under the Purchase Agreement that this Agreement be entered into by the parties hereto, and the parties desire to enter into this Agreement and to be bound by the provisions hereof;

     NOW, THEREFORE, in consideration of these premises and the mutual covenants contained in this Agreement, the parties hereto agree as follows:

     1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "INVESTOR" or "INVESTORS" shall mean and include JMI, (ii) any partner, shareholder or affiliate of JMI who is a subsequent owner of the Preferred Shares and (iii) any other subsequent owner of the Preferred Shares to whom JMI shall transfer its rights hereunder pursuant to Section 6;

          (b)  "OFFER" shall have the meaning set forth in Section 3(a).

          (c)  "OFFERED SHARES" shall have the meaning set forth in Section
3(a).

          (d) "PRO RATA FRACTION" shall mean the amount of Offered Shares that each Investor is entitled to purchase under Section 3(b).

          (e) "PROPOSED TRANSFEREE" shall have the meaning set forth in Section 3(a).

          (f)  "PURCHASER" shall have the meaning set forth in Section 4.

          (g) "SHARES" shall mean and include all shares of Stock now owned or hereafter acquired by either (i) the Stockholder or (ii) any Investor. For purposes of Sections 3, 4 and 10, all of the Stock which an Investor has the right to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company then owned by such Investor shall be deemed to be Shares then owned by such Investor.

          (h) "STOCK" shall mean and include all shares of Common Stock, and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

     2. PROHIBITED TRANSFERS. The Stockholder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of all or any of his Shares except to the Company or as expressly provided in this Agreement. Notwithstanding the foregoing, the Stockholder may transfer all or any of his Shares (i) by way of gift to any member of his family or to any trust for the benefit of any such family member or the Stockholder, provided that any such transferee shall agree in writing with the Company and the Investor, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder, or (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

     3A.  RIGHT OF FIRST REFUSAL ON DISPOSITIONS.

          (a) If at any time the Stockholder desires to sell for cash all or any part of his Shares pursuant to a bona fide offer from a third party (the "PROPOSED TRANSFEREE"), the Stockholder shall submit a written offer (the "OFFER") to sell such Shares (the "OFFERED SHARES") to the Investors on terms and conditions, including price, not less favorable to the Investors than those on which the Stockholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Shares owned by the Stockholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The offer shall further state that the Investors may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

          (b) Each Investor shall have the absolute right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction (the "PRO RATA FRACTION"), the numerator of which shall be the number of Shares' then owned by such Investor and the denominator of which shall be the aggregate number of Shares then owned by all of the Investors.

          (c) Each Investor shall have a right of oversubscription such that if any Investor fails to accept the Offer as to its Pro Rata Fraction, the other Investors shall, among them,' have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by an Investor by accepting the offer as to more than its Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Investors shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

          (d) If an Investor desires to purchase all or any part of the Offered Shares, said Investor shall communicate in writing its election to purchase to the Stockholder, which communication shall state the number of Offered Shares said Investor desires to purchase and shall be given to the Stockholder in accordance with Section 10 below within thirty (30) days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to an Investor's right to purchase more than its Pro Rata Fraction). Sales of the Offered Shares to be sold to purchasing Investor pursuant to this Section 3A shall be made at the offices of the Company on the 45th day following the date the Offer was made (or if such 45th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Stockholder's delivery to each purchasing Investor of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to such purchasing Investor, against payment to the Stockholder of the purchase price therefor by such purchasing Investor.

          (e) If the Investors do not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by the Stockholder at any time within ninety (90) days after the date the Offer was made, subject to the provisions of Section 4. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3A. If Offered Shares are sold pursuant to this Section 3A to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to this Agreement.

          (f) The Investors' right of first refusal provided in this Section 3A shall not apply with respect to sales of Shares to the Company.

     3B.  RIGHT OF FIRST REFUSAL ON DISPOSITIONS.

          (a) If at any time the Investors desire to sell for cash all or any part of his Shares pursuant to a bona fide offer from a third party (the "PROPOSED TRANSFEREE"), the Investors shall submit a written offer (the "OFFER") to sell such Shares (the "OFFERED SHARES") to the Stockholder on terms and conditions, including price, not less favorable to the Stockholder than those on which the Investors propose to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Shares owned by the Investors, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Stockholder may acquire, in accordance with the provisions of this

Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

          (b) Each Stockholder shall have the absolute right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction (the "PRO RATA FRACTION"), the numerator of which shall be the number of Shares then owned by such Stockholder and the denominator of which shall be the aggregate number of Shares then owned by all of the Stockholders.

          (c) Each Stockholder shall have a right of oversubscription such that if any Stockholder fails to accept the Offer as to its Pro Rata Fraction, the other Stockholders shall, among them, have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by a Stockholder by accepting the Offer as to more than its Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Stockholders shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

          (d) If a Stockholder desires to purchase all or any part of the Offered Shares, said Stockholder shall communicate in writing its election to purchase to the Investors, which communication shall state the number of Offered Shares said Stockholder desires to purchase and shall be given to the Investors in accordance with Section 10 below within thirty (30) days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to a Stockholder's right to purchase more than its Pro Rata Fraction). Sales of the Offered Shares to be sold to purchasing Stockholder pursuant to this Section 3B shall be made at the offices of the Company on the 45th day following the date the Offer was made (or if such 45th day is not a business day, then on the next succeeding business day). 'Such sales shall be effected by the Investors' delivery to each purchasing Stockholder of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to such purchasing Stockholder, against payment to the Investors of the purchase price therefor by such purchasing Stockholder.

          (e) If the Stockholder does not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by the Investors at any time within ninety (90) days after the date the Offer was made, subject to the provisions of Section 4. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3B. If Offered Shares are sold pursuant to this Section 3B to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to this Agreement.

          (f) The Stockholder's right of first refusal provided in this Section 3B shall not apply with respect to sales of Shares to the Company.

     4.   RIGHT OF PARTICIPATION IN SALES.

          (a) If at any time the Stockholder desires to sell for cash all or any part of the Shares owned by him to any person or entity other than one or more of the Investors (the "NON-INVESTOR PURCHASER"), each of the Stockholders shall have the right to sell to the Non-Investor Purchaser, as a condition to such sale by the Stockholder, at the same price per share and on the same terms and conditions as involved in such sale by the Stockholder, the same percentage of the Shares owned by such Investor as the Shares to be sold by the Stockholder to the Non-Investor Purchaser represents with respect to the Shares owned by the Stockholder immediately prior to the sale of any of his Shares to the Non-Investor Purchaser.

          (b)  Each Investor wishing to so participate in any sale under this
Section 4 shall notify the Stockholder in writing of such intention as soon as practicable after such Investor's receipt of the Offer made pursuant to Section 3, and in any event within twenty (20) days after the date the Offer was made. Such notification shall be given to such Stockholder in accordance with Section 10.

          (c) The Stockholder and each participating Investor shall sell to the Non-Investor Purchaser all, or at the option of the Non-Investor Purchaser, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Non-Investor Purchaser than those in the offer provided by the Stockholder under Section 3; PROVIDED, HOWEVER, that any purchase of less than all of such Shares by the Non-Investor Purchaser shall be made from the Stockholder and each participating Investor pro rata based upon the relative amount of the Shares that the Stockholder and each participating Investor is otherwise entitled to sell pursuant to Section 4(a).

          (d) Any Shares sold by the Stockholder or a participating Investor pursuant to this Section 4 shall no longer be subject to this Agreement.

          (e)  The Investor's right to participate in sales pursuant to this
Section 4 shall not apply with respect to sales of Shares to the Company.

     5. TERM. This Agreement shall terminate upon the earlier of (a) the date of the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act of 1933, as amended, pursuant to which the net proceeds to the Company amount to at least $10,000,000 or (b) the seventh anniversary of the date of this Agreement.

     6. FAILURE TO DELIVER SHARES. If the Stockholder becomes obligated to sell any Shares to an Investor under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such Investor may, at its option, in addition to all other remedies it may have, send to the Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to the Stockholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such Investor a new certificate or certificates representing such Shares, and thereupon all of the Stockholder's rights in and to such Shares shall terminate.

     7. PUT RIGHT. In the event of any sale, transfer, assignment or other disposition of any capital stock of the Company by a Stockholder in violation of any provision of this Agreement, each Investor shall each have the right to elect to cause such Stockholder to purchase, and such Stockholder shall be obligated to purchase, from such Investor, at the same price per share and on the same terms and conditions as involved in such sale by the Stockholder, such number of shares of capital stock (calculated on a fully-diluted basis) equal to the number of shares sold by such Stockholder multiplied by a fraction, the numerator of which is the aggregate number of shares of capital stock owned by any particular Investor desiring to sell shares to such Stockholder under this
Section 8 (calculated on a fully-diluted basis) and the denominator of which is the sum of all shares of capital stock owned by all Investors desiring to sell shares to such Stockholder under this Section 8 (calculated on a fully-diluted basis).

     8. TRANSFER OF RIGHTS. Rights conferred herein on JMI shall only inure to the benefit of a transferee of Preferred Shares if (a) the transferee is a partner, shareholder or affiliate of JMI or (b) JMI assigns its rights hereunder to any other transferee by a written instrument pursuant to which such transferee agrees to be bound by the terms of this Agreement.

     9. SPECIFIC ENFORCEMENT. The Stockholder expressly agrees that each Investor and the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Stockholder, any Investor and the Company shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     10. LEGEND. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED,.TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN STOCK RESTRICTION AGREEMENT BY AND AMONG THE COMPANY, THE HOLDER OF THIS CERTIFICATE AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

     11. NOTICES. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery, on the date of postmark if mailed by certified or registered mail, return receipt requested, or on the date sent by telecopier or telex to the party being notified at his or its address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing.

     12. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provisions hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; PROVIDED, HOWEVER, that Investors owning at least two-thirds of the Shares owned by all Investors may effect any such waiver, modification, amendment or termination on behalf of all of the Investors. To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provisions.

     13. GOVERNING LAW; SUCCESSORS AND ASSIGNS. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AS TO MATTERS WITHIN THE SCOPE THEREOF AND AS TO ALL OTHER MATTERS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF. THIS AGREEMENT SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS OF THE PARTIES.

     14. WAIVERS. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     15. SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     16. CAPTIONS. Captions are for convenience only and are not deemed to be part of this Agreement.

     17.  CONTINUATION OF EMPLOYMENT.   Nothing in this Agreement shall create
an obligation on the Company or any Investor to continue the Stockholder's employment with the Company.

     18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                   NEON SYSTEMS, INC.


                                   By:___________________________________
                                        Peter Schaeffer
                                        President

                                   Address:  6464 Savoy Drive
                                             Suite 4141
                                             Houston, Texas 77063


                                   _______________________________________
                                   Peter Schaeffer

                                   Address:_______________________________

                                   _______________________________________



                                   JMI EQUITY FUND, L.P.

                                   By:  JMI Partners, L.P.
                                        Its General Partner


                                        By:______________________________
                                             Charles E. Noell
                                             A General Partner

                                   Address:  14141 Southwest Freeway
                                             Suite 6200
                                             Sugar Land, Texas 77478

                                     EXHIBIT C

                                     EXHIBIT C


                               STOCKHOLDERS AGREEMENT


     This Stockholders Agreement dated as of May 19, 1993 (the "AGREEMENT") by and among NEON Systems, Inc., a Delaware corporation (the "COMPANY"), JMI Equity Fund, L.P., a Delaware limited partnership (the "PURCHASER"), and Peter Schaeffer (the "STOCKHOLDER"):

                                    WITNESSETH:

     WHEREAS, the Stockholder owns certain outstanding shares of the Common Stock, par value $.01 per share (the "COMMON STOCK"), of the Company;

     WHEREAS, pursuant to the Series A Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"), the Purchaser is purchasing on the Closing Date (as defined in the Purchase Agreement) an aggregate of 500,000 shares (the "PREFERRED SHARES") of Series A Convertible Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), of the Company; and

     WHEREAS, the Purchaser and the Stockholder wish to provide for certain tax and other matters and for their continuing representation on the Board of Directors of the Company in the manner set forth below;

     NOW THEREFORE, in consideration of these premises and the mutual covenants contained in this Agreement, the parties hereto agree as follows:

     1.   S CORPORATION STATUS.

          (a) The term "TAXES" as used herein means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, or other taxes, fees, assessments or other governmental charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "TAX" means any one of the foregoing taxes. The term "RETURNS" as used herein, means all returns, declarations, reports, statements and other documents required to be filed in respect of taxes, and "RETURN" means any one of the foregoing returns.

          (b)  The Stockholder, represents and warrants to the Purchaser that:
(i) the Company and its stockholders, including the Stockholder, have made a valid election for the Company to be treated as an "S corporation," as that term is defined in Section 1361(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and at all times after such election the Company has qualified as an S corporation; (ii) the Stockholder has timely filed all returns with respect to S corporation taxes required to be filed through the date hereof, and paid all taxes required to be paid with respect to such filed returns; (iii) there has not been any audit of any return filed by the Stockholder with respect to, or which may relate to, such S corporation tax liabilities; and (iv) no such audit of the Stockholder is in progress and the Stockholder has not been notified by any tax authority that any such audit is contemplated or pending..

          c) The Stockholder shall not take any action that would make, or would result in, the S corporation election of the Company becoming ineffective, except for the transfer of the Preferred Shares at the Closing. The Stockholder shall prepare and timely file, in a manner consistent with prior years, when due all returns with respect to the short tax year from January 1, 1992 to and including the Closing Date and shall timely pay any taxes and estimated taxes, required to be paid by such Stockholder (including without limitation pursuant to Section 6655 of the Code) after the date hereof.

          (d) If it is determined, either (i) by a finding or order in connection with any government or judicial audit or proceeding to which any stockholder of the Company., including the Stockholder, is a party or (ii) by the Company's independent public accountants that the Company's S corporation election pursuant to Section 1362 of the Code was not validly in effect for any period after such election was purportedly made, the Stockholder shall promptly remit to the Company in cash, any tax liability (including any penalties, additions to tax or interest assessed with respect thereto) of the Company in connection with any taxes which may be imposed on the Company as a result of such invalid election.

          (e) Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 1 shall survive until the applicable statutes of limitations with respect to any taxes contemplated hereby shall have expired.

     2. VOTING OF SHARES. In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), the Purchaser and the Stockholder shall vote or cause to be voted all Shares (as defined below) owned by him, or over which he has voting control, and otherwise use his or its respective best efforts, so as to fix the number of directors of the Company at five (5) and to elect (i) up to two (2) members designated by the Purchaser, who shall be elected by the holders of the Preferred Shares, (ii) up to two (2) members designated by the Stockholder, who shall be elected by the holders of the Common Stock, and (iii) one (1) member designated jointly by the Purchaser and the Stockholder, who shall not be an affiliate of the Purchaser or of the Stockholder and who shall be elected by the holders of the Preferred Stock and the Common Stock, voting together as a single class (the "INDEPENDENT NOMINEE"). "SHARES" shall mean and include any and all shares of Common Stock and/or shares of capital stock of the Company, by whatever name called, which carry voting rights (including voting rights which arise by reason of default) and shall include any shares now owned or subsequently acquired by the Purchaser or the Stockholder, however acquired, including without limitation stock splits and stock dividends.

     3. TERMINATION. This Agreement shall terminate in its entirety on the earliest of (a) the seventh anniversary of the date of this Agreement, or (b) the closing of the Company's initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), resulting in at least $10,000,000 of net proceeds to the Company.

     4. NO REVOCATION. The voting agreements contained herein are coupled with an interest and may not be revoked, except by written consent of the Purchaser and the Stockholder.

     5.   INDEMNIFICATION.   In the event that any director elected pursuant to
Section 2 of this Agreement shall be made or threatened to be made a party to any action, suit or proceeding with respect to which he may be entitled to indemnification by the Company pursuant to its certificate of incorporation or bylaws, or otherwise, he shall be entitled to be represented in such action, suit or proceeding by counsel of his choice and the reasonable expenses of such representation shall be reimbursed by the Company to the extent provided in or authorized by said certificate of incorporation or by-laws. The Purchaser and the Stockholder shall not take any action to amend any provisions of the certificate of incorporation or by by-laws of the Company relating to indemnification of directors, as presently in effect, without the prior written consent of the Purchaser and the Stockholder.

     6. RESTRICTIVE LEGEND. All certificates representing Shares owned or hereafter acquired by the Stockholder or any transferee of the Stockholder bound by this Agreement shall have affixed thereto a legend substantially in the following form:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AS SET FORTH IN A STOCKHOLDERS AGREEMENT BY AND AMONG THE REGISTERED OWNER OF THIS CERTIFICATE, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICERS OF THE SECRETARY OF THE COMPANY.

     7. SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the Purchaser hereunder may be assigned by the Purchaser to any person or entity to which Shares are transferred by the Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; PROVIDED that the transferee provides prior written notice of such assignment to the Company. Notwithstanding the foregoing, the Purchaser shall remain subject to the terms and conditions of this Agreement with respect to any Preferred Shares owned by the Purchaser following any such transfer.

     8.   GENERAL.

          (a) SEVERABILITY. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

          (b) SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Company and the Stockholder hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          (c) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AS TO MATTERS WITHIN THE SCOPE THEREOF AND AS TO ALL OTHER MATTERS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF.

          (d) NOTICES. All notices, requests, consents, and communications under this Agreement shall be in writing and other shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

               - If to the Company, at 6464 Savoy Drive, Suite 4140, Houston, Texas 77036, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to Curtis E. Sahakian, Esq., 4843 Howard Street, Skokie, Illinois 60077; or

               - If to the Purchaser, at 14141 Southwest Freeway, Suite 6200, Sugar Land, Texas 77478, Attention: Charles E. Noell, or at such address or addresses as may have been furnished to the Company in writing by the Purchaser, with a copy to Mark H. Burnett, Esq., Testa, Hurwitz & Thibeault, 53 State Street, Boston, Massachusetts 02109; or

               - If to the Stockholder at such address or addresses as may have been furnished to the Company in writing by such Stockholder.

          Notices provided in accordance with this Section 9 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

          (e) COMPLETE AGREEMENT; AMENDMENTS. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. No amendment, modification or termination of any provision of this Agreement shall be valid unless in writing and signed by the Company, the Purchaser and the holders of a majority, by voting power, of the Shares then held by all Stockholders.

          (f) PRONOUNS. Whenever the content may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute one Agreement binding on all the parties hereto.

          (h) CAPTIONS. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Agreement.

          (i) DEFINITION OF COMPANY. As used in this Agreement the term the "Company" shall include NEON Systems, Inc., a Delaware corporation, and its predecessor, an Illinois corporation.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   NEON SYSTEMS, INC.


                                   By:_____________________________
                                        Peter Schaeffer
                                        President

                                   Address:  6464 Savoy Drive
                                             Suite 4141
                                             Houston, Texas 77063


                                   _________________________________
                                   Peter Schaeffer

                                   Address:_________________________

                                           _________________________



                                   JMI EQUITY FUND, L.P.

                                   By:  JMI Partners, L.P.
                                        Its General Partner


                                        By:_________________________
                                             Charles E. Noell
                                             A General Partner

                                   Address:  14141 Southwest Freeway
                                             Suite 6200
                                             Sugar Land, Texas 77478

                                     EXHIBIT D

                                     EXHIBIT D


                            CERTIFICATE OF INCORPORATION
                               OF NEON SYSTEMS, INC.


     FIRST.  The name of the Corporation is Neon Systems, Inc.

     SECOND. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The aggregate number of shares of capital stock which the Corporation shall be authorized to issue is 1,500,000, of which:

     (a) 1,000,000 shares shall be Common Stock, par value $.01 per share (the "COMMON STOCK"); and

     (b)  500,000 shares shall be Preferred Stock, par value $.01 per share.

     The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges. in respect of the authorized capital stock of the Corporation:

                                I.  PREFERRED STOCK

     1. DESIQNATIONS. All of the 500,000 authorized shares of the Corporations Preferred Stock shall be designated "Series A Convertible Preferred Stock" (the "PREFERRED STOCK").

     2.   VOTING.

          A. GENERAL. Except as may be otherwise provided in this certificate of incorporation or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.

          B. BOARD SIZE. The Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, with all series of Preferred Stock consenting or voting (as the case may be) together as a single class, increase the maximum number of directors constituting the Board of Directors to a number in excess of five.

          C. BOARD SEATS. The holders of the Preferred Stock, voting as a separate class, shall be entitled to elect up to two (2) directors of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect up to two (2) directors of the Corporation. The holders of the Preferred Stock and the Common Stock, voting together as a single class, shall be entitled to elect one (1) director of the Corporation. Notwithstanding the anything to the contrary in this certificate of incorporation, if the Corporation fails or refuses, for any reason or for no reason, to redeem on the Redemption Date (as defined in paragraph 7) all of the then outstanding shares of Preferred Stock in accordance with the terms and provisions of paragraph 7, the holders of the Preferred Stock, voting as a separate class, shall be entitled to elect up to four (4) directors of the Corporation, and the holders of the Common Stock, voting as a separate class, shall be entitled to elect one
(1) director of the Corporation. At any meeting (or by written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Preferred Stock then outstanding shall constitute a quorum of the Preferred Stock for the election of directors to be elected solely by the holders of the Preferred Stock, and the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of the Common Stock. A vacancy in any directorship elected solely by the holders of the Preferred Stock or Common Stock shall be filled only by vote or written consent of the holders of the Preferred Stock or Common Stock, respectively. A vacancy in the directorship elected jointly by the holders of the Preferred Stock and the Common Stock shall be filled only by vote or written consent of te Preferred Stock and the Common Stock, as provided above. Any director elected solely by the holders of the Preferred Stock or Common Stock may be removed, with or without cause, only by the holders of a majority of the then outstanding shares of the Preferred Stock or Common Stock, respectively.

     3. DIVIDENDS. The holders of the Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, cumulative and accruing dividends (the "ACCRUING DIVIDENDS") at the annual rate of $.16 per share; PROVIDED, HOWEVER, that if the Corporation fails or refuses, for any reason or for no reason, to redeem on the Redemption Date (as defined in paragraph 7) all of the then outstanding shares of Preferred Stock in accordance with the terms and provisions of paragraph 7, the Accruing Dividend on the Preferred Stock shall immediately increase to the annual rate of $.32 per share. Accruing Dividends shall accrue from day to day on each share of Preferred Stock from the date of original issuance of such share, whether or not earned or declared, and until paid or forfeited as provided in this certificate of incorporation; provided, however, that, except as provided in paragraph 4 or 7, the Corporation shall be under no obligation to pay such Accruing Dividends unless so declared by a vote of the Board of Directors. No Accruing Dividend will be paid with respect to any shares of Preferred Stock unless an Accruing Dividend is paid with respect to all shares of Preferred Stock.

     4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of shares of Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Preferred Stock, to be paid for each share of Preferred Stock held by such holder an amount equal to the greater of (i) the Original Issuance Price (as hereinafter defined) for the Preferred Stock so held, plus an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of the Preferred Stock shall not be entitled to any further payment (such amount payable with respect to one share of Preferred Stock being-sometimes referred to as the "LIQUIDATION PAYMENT" and with respect to all shares of Preferred Stock being sometimes referred to as the "LIQUIDATION PAYMENTS"). The "ORIGINAL ISSUANCE PRICE" for the Preferred Stock shall be $2.00 per share. It upon such liquidation, dissolution or winding up of the Corporation, the assets to be distributed among the holders of the Preferred Stock shall be insufficient to permit payment to the holders of the Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of the Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile, telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of the Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. ' The consolidation or merger of the Corporation into or with-any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger solely to reincorporate the Corporation in a different jurisdiction), the reorganization or reclassification of the capital stock of the Corporation, and the sale, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4; PROVIDED, HOWEVER, that each holder of shares of Preferred Stock shall have the right to elect the benefits of paragraph 6F in lieu of receiving Liquidation Payments pursuant to this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Preferred Stock.

     5.   RESTRICTIONS.   At any time when shares of Preferred Stock are
outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this certificate of incorporation, and in addition to any other vote required by law or this certificate of incorporation, without the approval of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, with all series of Preferred Stock consenting or voting (as the case may be) together as a single class, the Corporation will not:

          A. Amend, alter or repeal this certificate of incorporation or the Corporation's by-laws;

          B. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Preferred Stock, except for (i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock; and (ii) the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares;

          C. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to this certificate of incorporation or by . merger, consolidation or otherwise;

          D. Redeem or otherwise acquire any shares of Preferred Stock except as expressly authorized in paragraph 7 or pursuant to a purchase offer made pro rata to all holders of the shares of Preferred Stock on the basis of the aggregate number of outstanding shares of Preferred Stock then held by each such holder;

          E. Amend, alter or repeal the designations or the powers, preferences or rights, privileges or restrictions of the Preferred Stock; or

          F. Consent to any liquidation, dissolution of winding up of the Corporation, or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all of its assets.

     6. CONVERSIONS. The holders of shares of Preferred Stock shall have the following conversion rights:

          A. RIGHT TO CONVERT. Subject to the terms and conditions of this paragraph 6, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Preferred Stock so to be converted by the Original Issuance Price for such shares of

Preferred Stock and (ii) dividing the result by the conversion price of $2.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "CONVERSION PRICE"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

          B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the applicable Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of the Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          D. ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON STOCK. Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(l) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

          For purposes of this subparagraph 6D, the following subparagraphs 6D(l) to 6D(7) shall also be applicable:

               (l) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "OPTIONS" and such convertible or exchangeable stock or securities being called "CONVERTIBLE SECURITIES") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               (2)  ISSUANCE OF CONVERTIBLE SECURITIES.   In case the
          Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, PROVIDED that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               (3) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any option referred to in subparagraph 6D(l), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(l) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(l) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or 'any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

               (4) STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (5) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

               (6)  RECORD DATE.   In case the Corporation shall take a record
          of the holders of its Common Stock for the purpose of entitling them
          (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the 5hares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (7) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

          E. CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the date of filing of this certificate of incorporation of up to an aggregate of 100,000 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, plus such number of shares of Common Stock which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor.

          F. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

          G. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          H. FAILURE TO REDEEM. If the Corporation fails, for any reason or for no reason, to redeem on any Redemption Date (as defined in paragraph 7) all of the shares of Preferred Stock required to be redeemed on such Redemption Date in accordance with the terms and conditions of paragraph 7, the Conversion Price then in effect shall be immediately reduced to an amount equal to 90% thereof. Thereafter, until such redemption has been made in full in accordance with such terms and conditions, the Conversion Price shall be further reduced on the 90th day following such Redemption Date and at the end of each 90-day period thereafter to an amount equal to 90% of the Conversion Price in effect immediately prior to each such reduction.

          I.   NOTICE OF ADJUSTMENT.   Upon any adjustment of the Conversion
Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          J.   OTHER NOTICES.   In case at any time:

               (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (2) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all of the assets of the Corporation; or

               (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days, prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

          K. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the

Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by this certificate of incorporation.

          L. NO REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

          M. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of shares of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          N. CLOSING OF BOOKS. The Corporation will at no time close its 'transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          0. DEFINITION OF COMMON STOCK. As used in this paragraph 6, the term "COMMON STOCK" small mean and include the Corporation's authorized Common Stock, par value $.0l per share, as constituted on the date of filing of this certificate of incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; PROVIDED that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

          P.   MANDATORY CONVERSION.   If at any time the Corporation shall
effect a firm commitment underwritten public offering of shares of Common Stock in which the aggregate net proceeds to the Corporation shall be at least $10,000,000 and the price paid by the public for such shares shall be at least $4.00 per share (appropriately adjusted to reflect the occurrences of any event described in subparagraph 6F), then effective immediately prior to the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. Holders of shares of Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

     7.   REDEMPTION.   The shares of Preferred Stock shall be redeemed as
follows:

          A. MANDATORY REDEMPTION. On April ___, 2000 (the "Redemption Date"), the Corporation shall redeem from each holder of shares of Preferred Stock, all of the shares of Preferred Stock held by such holder on the Redemption Date.

          B. REDEMPTION PRICE AND PAYMENT. The Preferred Stock to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to the Original Purchase Price for such shares of Preferred Stock, plus an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the Redemption Date (such amount being referred to as the "Redemption Price"). Such payment shall be made in full on the Redemption Date to the holders entitled thereto.

          C.   REDEMPTION MECHANICS.   At least 20 but not more than 30 days
prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, facsimile, telecopier or telex, to each holder of record at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Preferred Stock on the Redemption Date are insufficient to redeem the total number of outstanding shares of Preferred Stock, the holders of shares of Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then egally available, on the basis set forth above.

          D. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any shares of Preferred Stock deemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock.

     8. AMENDMENTS. No provision of these terms of the Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, voting as class.

                                 II.  COMMON STOCK

     1. PRIORITY. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.

     2.   VOTING RIGHTS.   Each holder of record of Common Stock shall be
entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise provided by this certificate of incorporation or by law, the holders of Common Stock and the holders of the Preferred Stock shall vote together as a single class on all matters as to which the Common Stock is entitled to vote.

     3. DIVIDENDS. Subject to provisions of law, this certificate of incorporation, and the rights of the Preferred Stock, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

     4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

     FIFTH.  The corporation is to have perpetual existence.

     SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

          A. The board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

          B. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

          C. The books of the Corporation may be kept at such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the board of directors of the Corporation.

     SEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH. Each person who is or was or had agreed to become a director, officer, employee or agent of the corporation, or who is or was serving or who had agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Eighth. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

     NINTH.   To the full extent permitted by the General Corporation Law of the
State of Delaware or any other applicable laws as presently or hereafter in effect, no director of the corporation shall be personally liable to the corporation or its stockholders for or with respect to any acts or omissions in the performance of his duties as a director of the corporation. Any repeal or modification of this Article Ninth shall not adversely affect any right or protection of a director of the corporation existing hereunder immediately prior to such repeal or modification.

     TENTH.   The Corporation reserves the right to amend or repeal any
provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

     ELEVENTH.   The name and mailing address of the sole incorporator is as follows:

          Cheryl J. Tate
          Testa, Hurwitz & Thibeault
          53 State Street
          Boston, Massachusetts 02109

     I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this _______ day of May, 1993.


                                   ________________________________________
                                   Cheryl J. Tate
                                   Sole Incorporator

                                     EXHIBIT E

                                     EXHIBIT E


                 EMPLOYEE NONDISCLOSURE AND DEVELOPMENTS AGREEMENT


     In consideration and as a condition of my employment or continued employment by NEON Systems, Inc. (the "Company"), I hereby agree with the Company as follows:

     1. I will not at any time, whether during or after the termination of my employment, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing my duties as an employee of the Company, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

     Further, I agree that during my employment I shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

     2. If at any time or times during my employment, I shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (a) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith, (b) results from tasks assigned me by the Company or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and I shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assign any rights I may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

     Upon disclosure of each Development to the Company, I will, during my employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

          (a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

          (b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

     In the event the Company is unable, after reasonable effort, to secure my signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by me.

     3. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

     4. I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment.

     5. I represent that the Developments identified in the pages, if any, attached hereto comprise all the unpatented and uncopyrighted Developments which I have made or conceived prior to my employment by the Company, which Developments are excluded from this Agreement. I understand that it is only necessary to list the title and purpose of such Developments but not details thereof.

     I further represent that my performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     6. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

     7. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

     8. my obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

     9. The term "Company" shall include NEON Systems, Inc. and any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

     10. This Agreement shall be governed by and construed in accordance with the laws of Texas.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument as of May _____, 1993.


                                             ______________________________
                                             Signature


                                             ______________________________
                                             Name - Please Print


                                             ______________________________
                                             Address

                                     EXHIBIT F

                                     EXHIBIT F


                        EMPLOYEE NONDISCLOSURE, DEVELOPMENTS
                            AND NONCOMPETITION AGREEMENT


     AGREEMENT, dated as of May ____, 1993 (the "Agreement"), by and between NEON Systems, Inc., a Delaware corporation (the "Company") and Peter Schaeffer (the "Employee").

     WHEREAS, the Company is entering into a Series A Stock Purchase Agreement with JMI Equity Fund, L.P. (the "Purchaser") and the Employee on the date hereof pursuant to which the Purchaser shall purchase shares of Series A Convertible Preferred Stock of the Company;

     WHEREAS, the Purchaser is making the foregoing investment in the Com any, in large part, based upon Schaeffer's programming abilities and skills; and

     WHEREAS, in consideration of the investment by the Purchaser in the Company and in order to induce the Purchaser to make such investment, the parties have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Employee will not at any time, whether during or after the termination of his employment, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing his duties as an employee of the Company, and the Employee shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

     Further, the Employee agrees that during his employment he shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. The Employee further agrees that he shall not, after the termination of his employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of his employment the Employee shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

     2. The Employee will not, whether during his relationship with the Company as a director, officer, employee, consultant or agent or for a three-year period thereafter (such three-year period referred to as the "Restricted Period"), either alone or as a partner, officer, director, consultant, agent, employee or stockholder of any corporation, partnership, association, joint venture or other commercial enterprise (i) engage in any business or other commercial activity which is competitive with the products and services being designed, conceived, marketed, distributed or developed by the Company (the "Competitive Activities") or (ii) engage in designing or programming of computer software (the "Programming Activities"). The foregoing prohibition shall apply in the geographical area of the United States (including its possessions and territories) in which the Company conducts its business.
The foregoing prohibition shall not prevent employment or engagement by any company or business organization, so long as such employment or engagement does not involve Competitive Activities or Programming Activities. Ownership of less than one percent (1%) of the outstanding shares of a company whose stock in publicly traded shall not be a violation of this provision.

     If at any time or times, whether during the Employee's employment or during the Restricted Period, the Employee is offered employment or an engagement that involves Competitive Activities or Programming Activities, which would be effective prior to the expiration of the Restricted Period, the Employee will promptly notify the Company in writing, which notice to the Company shall describe the offeror and the specific terms of such offered employment or engagement. Within ten (10) business days of receiving such notice, the Company shall notify the Employee whether he may accept such offered employment or engagement. If the Company notifies the Employee that he is prohibited from accepting such employment, then the Company shall be obligated to pay him the Option Amount (defined below) on a monthly basis for so long as the Employee refrains from engaging in such activities (subject to the further provisions of this Section 2). The "Option Amount" shall be equal to the Employee's monthly base salary at the time his relationship with the Company terminated. Notwithstanding anything herein to the contrary, to the extent that the Company has notified the Employee that he may not accept employment pursuant to the terms of this Section 2 and he accepts other employment, which is not prohibited by this Section 2, then the Option Amount shall be reduced to an amount equal to the difference between the Option Amount and the monthly salary the Employee earns from such other employment. The Employee agrees to use diligent efforts to find employment that does not involve Competitive Activities or Programming Activities, and to promptly notify the Company if he accepts any employment during the Restricted Period.

     3. During the Restricted Period, the Employee shall not, directly or indirectly, either for himself or for any other corporation, partnership, association, joint venture or other business organization, solicit or discuss with any employee or customer of the Company the employment or other business relationship of such Company employee or customer with any corporation, partnership, association, joint venture or other business organization other than for the Company,


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

nor recruit, attempt to recruit, hire or attempt to hire any such Company employee or customer other than for the Company.

     4. If at any time or times, whether during his employment or during the Restricted Period, the Employee shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection, and whether or not it relates to the business of the Company (herein called "Developments"), such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and the Employee shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assign any rights he may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

     Upon disclosure of each Development to the Company, the Employee will, during his employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

     (a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

     (b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

     In the event the Company is unable, after reasonable effort, to secure his signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of his physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by the Employee.

     5. The Employee agrees that any breach of this Agreement by him will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of his obligations hereunder.

     6. The Employee understands that this Agreement does not create an obligation on the Company or any other person or entity to continue his employment.

     7. The Employee represents that the Developments identified in the pages, if any, attached hereto comprise all the unpatented and uncopyrighted Developments which the Employee has made or conceived prior to his employment by the Company, which Developments are excluded from this Agreement. The Employee understands that it is only necessary to list the title and purpose of such Developments but not details thereof.

     The Employee further represents that his performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to his employment by the Company. The Employee has not entered into, and the Employee agrees he will not enter into, any agreement either written or oral in conflict herewith.

     8. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

     9. The Employee hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

     10. The Employee's obligations under this Agreement shall survive the termination of his employment regardless of the manner of such termination and shall be binding upon his heirs, executors, administrators and legal representatives.

     11. The term "Company" shall include NEON Systems, Inc. and any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

     12. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     13. All notices and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by electronic facsimile transmission, telecopier or telex, addressed as follows:

          (a) if to the Company, at 6464 Savoy Drive, Suite 4141, Houston, Texas 77036, Attention: President, with copies to JMI Equity Fund, L.P., 14141 Southwest Freeway,

Suite 6200, Sugar Land, Texas 77478, Attention: Charles E. Noell, and Testa, Hurwitz & Thibeault, Exchange Place, 53 State Street, Boston, Massachusetts 02109, Attention: Mark H. Burnett; and

          (b)  if to Peter Schaeffer, at




     or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the date first above written.



                              ______________________________________
                              Peter Schaeffer


                              NEON SYSTEMS, INC.


                              By:___________________________________

                              Title:________________________________



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